QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Tribune Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 2, 2004

Dear Shareholder:

You are invited to attend the 2004 Annual Meeting of Shareholders of Tribune Company. The meeting will be held on Wednesday, May 12, 2004, at 11:00 a.m., Central time, at the Swissôtel Chicago, 323 East Wacker Drive, Chicago, Illinois.

At the meeting, we will report on Tribune's 2003 performance and address questions and comments from shareholders. We will also consider the formal items of business described in the accompanying notice and proxy statement.

At the meeting, we will also recognize the contributions of John Madigan to Tribune's shareholders and employees. John retired as Tribune's Chairman on December 31, 2003, completing nearly 30 years as a Tribune officer and director, and is not standing for reelection at this year's annual meeting. John was instrumental in transitioning Tribune from a private enterprise to a public company. As chairman, president and CEO, John led the company through a period of unprecedented growth and progress, highlighted by the Times Mirror acquisition in 2000. We are grateful for John's many contributions to the success of Tribune and we wish him well in his retirement.

Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. Voting your shares by proxy will enable you to vote on the business to be transacted at the meeting whether or not you attend.

We look forward to seeing you at the meeting.

Sincerely,

Dennis J. FitzSimons
 Chairman, President and Chief Executive Officer

NOTICE OF THE 2004
ANNUAL MEETING OF SHAREHOLDERS

The 2004 Annual Meeting of Shareholders of Tribune Company will be held at the Swissôtel Chicago, 323 East Wacker Drive, Chicago, Illinois at 11 a.m., Central time, on Wednesday, May 12, 2004, for the purpose of considering and voting on the following matters:

1.
Election of three directors;

2.
Ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants;

3.
Approval of amendments to the Tribune Company 1997 Incentive Compensation Plan; and

4.
Other matters that may properly come before the meeting.

Only shareholders of record at the close of business on March 17, 2004 are entitled to vote at the meeting or any adjournment thereof. Although an admission ticket is not required, you will be required to confirm your stock ownership prior to entering the meeting. If you hold your shares through a broker, please bring a copy of a brokerage statement reflecting your stock ownership as of March 17, 2004.

Whether or not you plan to attend the meeting in person, we urge you to vote your shares on the Internet, by telephone or by returning the enclosed proxy card in the envelope provided. The enclosed proxy card contains instructions regarding all three methods of voting.

By Order of the Board of Directors,

CRANE H. KENNEY
 Senior Vice President, General Counsel
and Secretary

April 2, 2004

WEBCAST OF ANNUAL MEETING A live Webcast of the meeting will be available at www.tribune.com

TABLE OF CONTENTS

About the Meeting	1
Stock Ownership	4
Management Ownership	4
Section 16(a) Beneficial Ownership Reporting Compliance	4
Principal Shareholders	5
Related Transactions	5
Corporate Governance	6
Overview	6
Director Independence	6
Communicating with the Board of Directors	7
Board of Directors	8
Board Committees	10
Director Compensation	12
Stock Ownership	13
Certain Relationships	13
Compensation Committee Interlocks and Insider Participation	13
Proposals to be Voted Upon	14
Proposal One—Election of Directors	14
Proposal Two—Ratification of the Selection of Independent Public Accountants	14
Proposal Three—Approval of Amendments to the Tribune Company 1997 Incentive Compensation Plan	15
Audit Committee	20
Report of the Audit Committee	20
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants	21
Fees Paid to Independent Accountants	21
Executive Compensation	22
Report of the Governance and Compensation Committee	22
Summary Compensation Table	25
Option Grants in Last Fiscal Year	26
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	27
Equity Compensation Plan Information Table	28
Pension Plan Information	29
Severance Arrangements	29
Stock Performance Graph	30
Shareholder Proposals and Director Nominations	31
Other Matters	31
Exhibit A—Tribune Company Incentive Compensation Plan	A-1

435 North Michigan Avenue
Chicago, Illinois 60611

PROXY STATEMENT

This proxy statement contains information relating to the 2004 Annual Meeting of Shareholders of Tribune Company to be held at the Swissôtel Chicago, 323 East Wacker Drive, Chicago, Illinois on Wednesday, May 12, 2004 at 11 a.m., Central time, or any adjournment thereof, for the purposes set forth in the accompanying notice. This proxy statement and the accompanying proxy card are being delivered to shareholders on or about April 2, 2004. The Tribune Board of Directors is making this proxy solicitation.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon matters outlined in the accompanying notice, including the election of directors, the ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants and the approval of amendments to the Tribune Company 1997 Incentive Compensation Plan. In addition, management will report on Tribune's 2003 performance and respond to questions and comments from shareholders.

Who can attend the meeting?

All shareholders as of March 17, 2004, or their duly appointed proxies, can attend. Seating, however, is limited and attendance at the meeting will be on a first-come, first-served basis. Please note that if you hold your shares through a broker, you will not be admitted to the meeting unless you bring a copy of a brokerage statement reflecting your stock ownership as of March 17, 2004.

Who is entitled to vote?

Shareholders of record at the close of business on March 17, 2004 are entitled to vote at the meeting. On that date there were 329,304,458 shares of Tribune common stock entitled to vote. With regard to all matters submitted to a vote at the meeting, holders of common stock are entitled to one vote per share. Holders of shares of Tribune's Series C preferred stock, Series D-1 preferred stock and Series D-2 preferred stock are not entitled to vote at the meeting. All previously outstanding shares of Series B preferred stock were converted into common stock in December 2003 and are no longer outstanding.

What constitutes a quorum?

The annual meeting will only be held if a quorum is present. The presence, in person or by proxy, of shareholders having a majority of the votes entitled to be cast at the meeting will constitute a quorum to conduct business. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker cannot vote on a matter because the broker has not received instructions from the beneficial owner and lacks discretionary voting authority with respect to that matter. At this year's meeting, brokers will not have discretionary voting authority with respect to the proposed amendments to the Tribune Company 1997 Incentive Compensation Plan.

How do I vote?

Shareholders of record can vote in person, by mail, by telephone or on the Internet. To vote by mail, complete, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope. To vote by telephone or on the Internet, follow the instructions on the proxy card. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the proposal to ratify the selection of independent public accountants and the proposal to approve the amendments to the Tribune Company 1997 Incentive Compensation Plan. Your shares will be voted as you indicate. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote your shares in accordance with the Board's recommendations.

You have the right to revoke your proxy at any time before the meeting by:

  •
  delivering a written notice of revocation to Tribune's corporate secretary;
  •
  voting in person by ballot at the meeting;
  •
  returning a later-dated proxy card; or
  •
  entering a new vote by telephone or on the Internet.

If you hold shares through a broker, your broker will instruct you as to how your shares may be voted by proxy, including whether telephonic or Internet voting options are available, and as to how your proxy may be revoked. If you would like to vote in person at the meeting, you must obtain a proxy from your broker and bring it to the meeting.

How do I vote my shares in Tribune's Employee Benefit Plans?

If you hold shares in an employee benefit plan, such as the Tribune Company Employee Stock Purchase Plan or a 401(k) savings plan (such as the Tribune Company 401(k) Savings Plan, the Times Mirror Savings Plus Plan or another 401(k) savings plan available to employees in your business unit), you are entitled to instruct the appropriate plan trustee or nominee how to vote the shares you hold under these plans. Plan participants may give instructions to the appropriate plan trustee or nominee by mail, by telephone or on the Internet by following the procedures described on the proxy card.

Any participant may revoke or modify such instructions prior to May 10, 2004 by delivering written notice to the trustee or nominee. The trustee or nominee will vote shares under Tribune's employee benefit plans in accordance with instructions that it receives by May 10, 2004. Shares held in a 401(k) savings plan for which no instructions are received by May 10, 2004 will be voted in the same proportion as the shares in each plan for which instructions are received. Shares held in the Employee Stock Purchase Plan for which no instructions are received by May 10, 2004 will not be voted.

How many shares are held by Tribune's Employee Benefit Plans?

Computershare Trust Company Inc. is the nominee of the Employee Stock Purchase Plan. Vanguard Fiduciary Trust Company is the trustee of each of Tribune's 401(k) savings plans. In connection with the discontinuance of the Tribune Company Employee Stock Ownership Plan, in February 2004 all shares formerly held by Northern Trust Company in its capacity as trustee of that plan were transferred to accounts in the Tribune Company 401(k) Savings Plan. Similarly, at that time all shares formerly held by Fidelity Management Trust Company as trustee of the Times Mirror Employee Stock Ownership Plan were transferred to accounts in the Times Mirror Savings Plus Plan. As of the record date, March 17, 2004, the following shares were held in these plans:

Tribune Company Employee Stock Purchase Plan	3,370,739 shares
Tribune Company 401(k) Savings Plan	18,243,126 shares
Times Mirror Savings Plus Plan	5,025,487 shares
All other 401(k) savings plans	147,981 shares

Who will count the vote?

EquiServe Trust Company, N.A., Tribune's transfer agent and registrar, will tabulate the votes and act as inspectors of election.

What vote is required to approve each matter to be voted on?

  •
  Election of Directors. Directors are elected by a plurality of all votes cast at the meeting. This means that the three nominees receiving the highest number of votes cast will be elected. A properly executed proxy marked "WITHHELD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present at the meeting.

  •
  Other Proposals. The ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants, the approval of the amendments to the Tribune Company 1997 Incentive Compensation Plan and the approval of any other matter that may be properly presented at the meeting require the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote. A properly executed proxy marked "ABSTAIN" with respect to the ratification of the selection of independent public accountants or the approval of the amendments to the Tribune Company 1997 Incentive Compensation Plan will not be voted, although it will be counted for purposes of determining whether a quorum is present at the meeting. Accordingly, an abstention will have the same effect as a vote against such matters.

What are the Board's recommendations?

The Board recommends a vote FOR the election of the three nominees for director, FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for the 2004 fiscal year and FOR the approval of the amendments to the Tribune Company 1997 Incentive Compensation Plan. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

STOCK OWNERSHIP

Management Ownership

The following table shows the beneficial ownership of Tribune stock by each director, each executive officer named in the summary compensation table and by all directors and executive officers as a group, in each case as of March 1, 2004. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name	Shares of Common Stock Beneficially Owned(1)(2)		Options Exercisable within 60 days
Jeffrey Chandler	4,913	(3)	16,000
Dennis J. FitzSimons	483,054	(4)	408,271
Jack Fuller	130,197	(4)	187,115
Roger Goodan	11,255	(3)	42,000
Donald C. Grenesko	232,963	(5)	212,789
Enrique Hernandez, Jr.	5,128		12,000
Betsy D. Holden	2,597		4,000
John W. Madigan	646,878	(4)(5)	2,058,220
Robert S. Morrison	6,992		8,000
Patrick J. Mullen	11,456		176,962
William A. Osborn	6,207		8,000
Patrick G. Ryan	19,439	(5)	28,000
William Stinehart, Jr.	6,571	(3)	28,500
Dudley S. Taft	84,908		32,000
Kathryn C. Turner	1,497		4,000
Directors and Executive Officers as a group (20 persons)	2,068,944		4,173,785

(1)
Each director and executive officer beneficially owns less than 1% of the common stock outstanding. The directors and executive officers as a group beneficially own approximately 2% of the common stock outstanding.

(2)
Includes shares of common stock beneficially owned by executive officers under the Tribune Company 401(k) Savings Plan. All shares previously allocated under the Tribune Company Employee Stock Ownership Plan (including shares of Series B preferred stock, which were converted into common stock in December 2003), were transferred to accounts in the Tribune Company 401(k) Savings Plan in February 2003. The executive officers have the right to direct the voting of shares allocated to their accounts.

(3)
Does not include 17,291,360 shares owned by Chandler Trust No. 1 and 19,012,775 shares owned by Chandler Trust No. 2 (see "Principal Shareholders").

(4)
Does not include 38,413,876 shares owned by the Robert R. McCormick Tribune Foundation and 4,300,800 shares owned by the Cantigny Foundation (see "Principal Shareholders").

(5)
Includes shares of common stock as to which beneficial ownership is disclaimed as follows: Mr. Grenesko, 734 shares; Mr. Madigan, 80,000 shares; and Mr. Ryan, 4,810 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and written representations that no other filings were required to be made, all of Tribune's directors and executive officers complied during fiscal 2003 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, except for Luis E. Lewin, who filed a Form 4 to report the transfer of 431 shares out of the Tribune stock fund in the Tribune Company 401(k) Savings Plan outside the prescribed time requirement.

Principal Shareholders

The following table sets forth information with respect to each person who is known to Tribune management to be the beneficial owner of more than 5% of Tribune common stock. Except as otherwise noted, all information is as of March 1, 2004.

	Number of Shares	Percent of Class(1)
Robert R. McCormick Tribune Foundation Cantigny Foundation (2) 435 North Michigan Avenue, Room 770 Chicago, IL 60611	42,714,676	12.95%
The Chandler Trusts (3) 350 West Colorado Boulevard, Suite 230 Pasadena, CA 91105	36,853,969	11.18%
Vanguard Fiduciary Trust Company (4) 500 Admiral Nelson Boulevard Malvern, Pennsylvania 19355	24,138,485	7.32%

(1)
On March 1, 2004, there were 329,733,465 shares of common stock outstanding.

(2)
The Robert R. McCormick Tribune Foundation owns 38,413,876 shares and the Cantigny Foundation owns 4,300,800 shares. The investment and voting power of each of the Robert R. McCormick Tribune Foundation and the Cantigny Foundation is vested in a board of five directors, consisting of Dennis J. FitzSimons, Jack Fuller, John W. Madigan and two former Tribune officers.

(3)
The trustees of Chandler Trust No. 1 share voting and dispositive power with respect to 17,291,360 shares and the trustees of Chandler Trust No. 2 share voting and dispositive power with respect to 19,012,775 shares. In addition, certain trustees beneficially own shares of common stock, as follows: Gwendolyn Garland Babcock, 2,085 shares; Jeffrey Chandler, 20,913 shares; Camilla Chandler Frost, 427,662 shares; Roger Goodan, 53,255 shares; William Stinehart, Jr., 35,071 shares; and Warren B. Williamson, 10,848 shares (see "Board of Directors—Certain Relationships").

(4)
Holdings are based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on March 8, 2004 by Vanguard Fiduciary Trust Company. Vanguard Fiduciary Trust Company is deemed to hold these shares in its fiduciary capacity as trustee of various Tribune employee benefit plans and shares voting and dispositive power over these shares with the plan participants. All shares formerly held by The Northern Trust Company in its capacity as trustee of the Tribune Company Employee Stock Ownership Plan (including shares of Series B preferred stock, which were converted into common stock in December 2003), were transferred to the Tribune Company 401(k) Savings Plan in February 2003 and are included in these holdings.

Related Transactions

Tribune and its subsidiary, Chicago Tribune Company, lease office space and, together with other Tribune business units, provide services to the Robert R. McCormick Tribune Foundation. During 2003, the Foundation paid $332,000 to Tribune business units for the leased space and services.

CORPORATE GOVERNANCE

Overview

Tribune's Board of Directors operates within Board Governance Guidelines, which were first adopted in 2001. The Board's Audit Committee and Governance and Compensation Committee also operate pursuant to committee charters and Tribune has had a Code of Business Conduct, applicable to Tribune employees, in place since 1988. Last year, in response to new rules adopted by the Securities and Exchange Commission (the "SEC") and new corporate governance rules adopted by the New York Stock Exchange ("NYSE"), the Board of Directors:

  •
  adopted a Code of Ethics for CEO and Senior Financial Officers;

  •
  implemented a telephone hotline through which investors and employees may submit confidential and anonymous complaints regarding suspected illegal or unethical behavior or other violations of company policy, including complaints regarding accounting or auditing matters; and

  •
  launched a new Corporate Governance website that contains, in addition to the corporate governance policies described above, links to Tribune's Certificate of Incorporation and By-Laws and various SEC filings (including the CEO and CFO certifications required under the Sarbanes-Oxley Act of 2002 and director and executive officer Section 16 reports).

As a result of the above actions, Tribune's current corporate governance practice is fully compliant with current SEC and NYSE rules, in many cases, in advance of their effective dates. The Board continually reviews Tribune's polices to ensure that Tribune's corporate governance practices remain sound. All of Tribune's current corporate governance documents and policies can be found on the Corporate Governance home page at www.tribune.com.

Director Independence

Under Tribune's Governance Guidelines, the Board must have a majority of independent directors. A director is "independent" under the NYSE listing standards if the Board affirmatively determines that the director has no material relationship with Tribune directly or as a partner, shareholder or officer of an organization that has a relationship with Tribune. The Board has established categorical standards to assist it in determining director independence. According to these standards, a director is independent if he or she is not a current employee of Tribune and, within the preceding three years:

  •
  The director was not an employee of Tribune.

  •
  An immediate family member of the director was not an executive officer of Tribune.

  •
  The director (or an immediate family member of the director) did not receive more than $100,000 per year in direct compensation from Tribune, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

  •
  The director was not affiliated with or employed by a present or former (internal or external) auditor of Tribune or an immediate family member of the director was not affiliated with or employed in a professional capacity by a present or former (internal or external) auditor of Tribune.

  •
  The director (or an immediate family member of the director) was not employed as an executive officer of another company where any of Tribune's executives served on that company's compensation committee.

  •
  The director was not an affiliate, executive officer or employee (or an immediate family member of the director was not an affiliate or executive officer) of another company that made payments to, or received payments from, Tribune for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or two percent (2%) of the other company's consolidated gross revenues.

  •
  The director (or an immediate family member of the director) was not an affiliate or executive officer of another company which was indebted to Tribune, or to which Tribune was indebted, where the total amount of either company's indebtedness to the other was five percent (5%) or more of the total consolidated assets of the company he or she served as an affiliate or executive officer.

  •
  The director (or an immediate family member of the director) was not an officer, director or trustee of a charitable organization where Tribune's (or an affiliated charitable foundation's) annual discretionary charitable contributions to the charitable organization, exceeded the greater of $1 million or five percent (5%) of that organization's consolidated gross revenues.

Direct or indirect ownership of Tribune stock by a director who is otherwise independent as a result of the application of the foregoing standards will not, by itself, bar an independence finding as to such director.

The Board has reviewed all significant relationships between each non-management director and Tribune and has affirmatively determined that no non-management director has a material relationship with Tribune directly or as a partner, shareholder or officer of an organization that has a relationship with Tribune. In making this determination, the Board considered the relationships described below under "Board of Directors—Certain Relationships" and "Board of Directors—Compensation Committee Interlocks and Insider Participation," each on page 13. These relationships are not material and do not cause any non-management director to be considered not independent under the Board's categorical standards.

Communicating with the Board of Directors

The annual meeting provides an opportunity each year for shareholders to ask questions of or otherwise communicate directly with members of Tribune's Board of Directors on matters relevant to Tribune. Pursuant to the Board Governance Guidelines, each director is expected to attend the annual meeting. Twelve directors attended the 2003 annual shareholders meeting.

In addition, shareholders may, at any time, communicate with the Chairman of the Governance and Compensation Committee, or non-management directors as a group, by writing to them at the following address:

    Chairman, Governance and Compensation Committee
    or Non-Management Directors of the Board of Directors of Tribune Company
    c/o Tribune Company
    435 North Michigan Avenue
    6th Floor
    Chicago, Illinois 60611
    312-222-4206 (fax)

Copies of written communications received by Tribune at the above address will be provided to the Chairman of the Governance and Compensation Committee or the non-management directors as a group unless they are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include customer complaints, solicitations, communications that do not relate directly or indirectly to Tribune or its businesses or communications that relate to improper or irrelevant topics.

BOARD OF DIRECTORS

The Board consists of twelve directors and is divided into three classes serving staggered three-year terms. Under Tribune's Board Governance Guidelines, directors are expected to attend Board meetings and meetings of committees on which they serve. The Board held five meetings during 2003. All directors attended more than 75% of the total number of meetings of the Board and its committees on which he or she served during 2003.

The following descriptions of the business experience of our nominees and continuing directors include the principal positions they have held from March 1999 to the date of this proxy statement.

Jeffrey Chandler (Nominee) President and Chief Executive Officer of Chandler Ranch Co., one of the largest growers of avocados in California, since 1984. Age: 62. Director since 2000.

Dennis J. FitzSimons
Chairman (since January 2004), Chief Executive Officer (since January 2003), President (since July 2001), Chief Operating Officer (from July 2001 until December 2002) and Executive Vice President (from January 2000 until July 2001) of Tribune Company; President of Tribune Broadcasting Company, a subsidiary of Tribune Company, from May 1997 until January 2003. Class of 2006. Age: 53. Director since 2000.
Jack Fuller President of Tribune Publishing Company, a subsidiary of Tribune Company, since May 1997; Previously served as Publisher, Chicago Tribune. Class of 2005. Age: 57. Director since 2001.

Roger Goodan
Consultant to Schlumberger Limited, a global technology services company, since December 2001; Vice President of Schlumberger Oilfield Services, a technology services supplier to the international petroleum industry, from December 2000 until December 2001; Executive in operations, engineering and finance positions throughout Schlumberger from 1973 until December 2000. Director of Hydril Company. Class of 2005. Age: 58. Director since 2000.

Enrique Hernandez, Jr.
Chairman and Chief Executive Officer of Inter-Con Security Systems, Inc., an international provider of high-end security and facility support services to government, utilities and industrial customers, since 1986; Co-founder and principal partner of Interspan Communications, a television broadcasting company serving Spanish-speaking audiences, since 1998. Director of McDonald's Corporation, Nordstrom, Inc. and Wells Fargo & Company. Class of 2005. Age: 48. Director since 2001.

Betsy D. Holden
President—Global Marketing and Category Development of Kraft Foods, Inc. since January 2004; Co-Chief Executive Officer of Kraft Foods, Inc. from March 2001 until December 2003; President and Chief Executive Officer of Kraft Foods North America from May 2000 until December 2003; Executive Vice President of Kraft Foods, Inc. from December 1998 until May 2000. Director of Kraft Foods, Inc. Class of 2006. Age: 48. Director since 2002.

Robert S. Morrison
Vice Chairman of PepsiCo, Inc. and Chairman of PepsiCo Beverages and Foods North America from August 2001 until February 2003; Chairman, President and Chief Executive Officer of The Quaker Oats Company from October 1997 until February 2003. Director of 3M Company, Aon Corporation and Illinois Tool Works, Inc. Class of 2006. Age: 61. Director since 2001.

William A. Osborn (Nominee)
Chairman and Chief Executive Officer of Northern Trust Corporation, a multibank holding company, and its principal subsidiary, The Northern Trust Company, since October 1995. Director of Caterpillar Inc., Nicor Inc., Northern Trust Corporation and a Class A Director of the Federal Reserve Bank of Chicago. Age: 56. Director since 2001.

Patrick G. Ryan
Chairman (since 1990), Chief Executive Officer (since 1982) and President (from 1982 until April 1999) of Aon Corporation. Director of Aon Corporation. Class of 2005. Age: 66. Director since 1997.
William Stinehart, Jr. Partner in the law firm of Gibson, Dunn & Crutcher LLP, where he has practiced since 1969. Class of 2006. Age: 60. Director since 2000.

Dudley S. Taft
President and Director of Taft Broadcasting Company, an investor in media and entertainment companies, since 1987. Director of CINergy Corp., Fifth Third Bancorp, Southern Star Group and The Union Central Life Insurance Company. Class of 2005. Age: 63. Director since 1996.

Kathryn C. Turner (Nominee)
Chairperson and Chief Executive Officer of Standard Technology, Inc., a healthcare, benefits and technology consulting firm, since 1985. Director of Carpenter Technology Corporation, ConocoPhillips and Schering-Plough Corporation. Age: 56. Director since 2002.

Board Committees

The Board has standing Audit, Governance and Compensation, Executive and Finance Committees. The Governance and Compensation Committee also performs the functions of a nominating committee. The Board has determined that all members of the Audit Committee and the Governance and Compensation Committee are independent within the meaning of the NYSE listing standards.

In addition, Tribune's independent directors meet in regularly scheduled executive sessions without management and as they deem appropriate. The chairman of the Governance and Compensation Committee presides at these sessions. The independent directors met in four executive sessions in 2003, and will meet in executive sessions as appropriate throughout 2004.

Audit Committee

The function of the Audit Committee includes reviewing and monitoring Tribune's financial reporting and accounting practices and internal controls, as more fully described in the Report of the Audit Committee on page 20. The Audit Committee operates under a written charter that was initially adopted by the Board in February 2000 and was revised and approved by the Board in February 2003. The charter is annually reviewed by the Audit Committee and is available on Tribune's website at www.tribune.com.

Betsy D. Holden, William A. Osborn (chairman), Dudley S. Taft and Kathryn C. Turner serve on the Audit Committee. The Board has determined that all members of the Audit Committee satisfy the NYSE's financial literacy and financial management or expertise criteria. In addition, the Board has determined that each of Ms. Holden, Mr. Osborn and Mr. Taft is an "audit committee financial expert" as defined in applicable securities laws, rules and regulations. The Audit Committee met seven times in 2003.

Governance and Compensation Committee

The function of the Governance and Compensation Committee includes reviewing the compensation of Tribune's chief executive officer, consulting with the chief executive officer with respect to the compensation of other Tribune executives and key employees and administering and determining awards under Tribune's incentive compensation and other employee benefit plans. This committee also has other responsibilities relating to corporate governance, including studying Board size and composition and committee structure and membership.

This committee also serves as Tribune's nominating committee for all directors other than those nominated by the Chandler Trusts (See "Certain Relationships" on page 13), and in that capacity identifies and proposes Board candidates. In performing this function, the Governance and Compensation Committee seeks nominees from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the organizations with which they are affiliated, be selected based upon contributions they can make to the Board and management and be free from relationships or conflicts of interest that could interfere with the director's duties to Tribune and its shareholders. The committee also considers the independence of the candidates in order to ensure that a majority of Tribune's directors satisfy the NYSE independence criteria. Although the committee considers the views of Tribune's chief executive officer, it makes its own determination as to whether the candidates under consideration satisfy the above director qualifications and are otherwise suitable director candidates. The committee will also consider director candidates recommended by shareholders who, in the committee's determination, satisfy the above director qualifications and are otherwise suitable director candidates.

The Governance and Compensation Committee operates under a written charter that was initially adopted by the Board in May 2003. The charter is annually reviewed by the Governance and Compensation Committee and is available on Tribune's website at www.tribune.com.

Roger Goodan, Enrique Hernandez, Jr., Robert S. Morrison and Patrick G. Ryan (chairman) serve on the Governance and Compensation Committee. The Governance and Compensation Committee met five times in 2003.

Executive Committee

The Executive Committee exercises the authority of the Board on such matters as are delegated to it by the Board from time to time and exercises the authority of the Board between meetings. Dennis J. FitzSimons (chairman), William A. Osborn, Patrick G. Ryan and William Stinehart, Jr. serve on the Executive Committee. The Executive Committee did not meet in 2003.

Finance Committee

The function of the Finance Committee includes reviewing with management the capital needs of Tribune and its subsidiaries and providing consultation on major borrowings, proposed issuances of debt and equity securities and other financing transactions. Jeffrey Chandler, Betsy D. Holden, William A. Osborn, William Stinehart, Jr. (chairman), Dudley S. Taft and Kathryn C. Turner serve on the Finance Committee. The Finance Committee met once in 2003.

Director Compensation

In 2003, each non-management director received a basic stock award, stock options and meeting fees. In addition, each non-management director who served as a chairman of a standing Board committee received a supplemental stock award.

The basic and supplemental stock awards are stated in dollars but are paid in shares of Tribune common stock. In 2003, the basic stock awards and the supplemental stock awards were calculated by dividing $50,000 and $6,000, respectively, by the fair market value of Tribune common stock on May 6, 2003, the day the awards were granted. The fair market value of Tribune common stock on that date was $48.83 per share.

Each non-management director also received $1,500 for each Board meeting attended and $1,000 for each committee meeting attended. Tribune reimburses directors for travel expenses incurred in attending meetings.

Directors may defer receipt of all or a portion of their stock awards and fees. Directors who elect to defer amounts are credited with dividend or other deemed income, based on investment alternatives they select. Payment of deferred account balances will be made in one or more installments as elected by participating directors upon termination of Board service.

On May 6, 2003, each non-management director was granted an option to purchase 4,000 shares of Tribune common stock at $48.83 per share. Each option was granted for a term of ten years and became exercisable six months and one day after the date it was granted.

Options are not transferable, other than by will or by the laws of descent and distribution. If a director leaves the Board for any reason, any options that were then exercisable may be exercised by the earlier of the tenth anniversary of the date of grant or the third anniversary of the date of the director's departure.

In the event of a change in control of Tribune, all director options become immediately exercisable. A "change in control" occurs upon:

  •
  the acquisition, other than from Tribune, by a person, entity or group of 20% or more of the combined voting power of Tribune's outstanding voting securities;

  •
  a change in the composition of the Board whereby the incumbent directors cease to constitute at least a majority of the Board without the approval of the Board; or

  •
  the consummation of a merger or reorganization of Tribune where the shareholders of Tribune prior to the merger or reorganization do not own more than 50% of the reorganized company.

In December 2003, the Board modified its director compensation program for 2004 and subsequent years. The changes were designed to keep Tribune's director compensation program in line with evolving "best practices" in light of recent corporate governance initiatives. Under the revised compensation program, Board meeting and committee meeting fees have been eliminated and stock options will be phased out after the May 2004 awards. In 2004, directors will receive a $50,000 basic stock award, a reduced stock option grant and a $35,000 cash retainer. In 2005, cash and stock retainers totaling $150,000 will be paid to each director. In light of increased responsibilities imposed on members of the Audit Committee and the Chairman of the Governance and Compensation Committee by recent regulatory changes, beginning in 2004, the annual retainers for the chairs of these two committees will be increased from $6,000 in stock to $15,000 in cash and all Audit Committee members will receive an additional annual cash retainer of $6,000. The annual retainer for the chair of the Finance Committee will remain at $6,000, but will be paid in cash instead of stock beginning in 2004.

Stock Ownership

The Board encourages outside directors to own Tribune common stock to further align their interests with those of Tribune's shareholders. In order to accomplish this goal, directors are not permitted to transfer the shares of Tribune common stock they receive as stock awards until after they retire from Board service.

Certain Relationships

Three members of the Board, Jeffrey Chandler, Roger Goodan and William Stinehart, Jr., are trustees of two trusts known as the "Chandler Trusts." Mr. Chandler and Mr. Goodan are also beneficiaries of these trusts. The Chandler Trusts were the principal shareholders of The Times Mirror Company prior to the merger of Times Mirror into Tribune on June 12, 2000. In connection with the merger, the Chandler Trusts exchanged their Times Mirror common stock for 36,304,135 shares of Tribune common stock and Tribune amended its by-laws to grant the Chandler Trusts the right to nominate three directors, one for each class of Tribune's Board of Directors. The Chandler Trusts' nominating rights will end on the earlier of the termination of the trusts or the sale of 15% or more of the shares of Tribune common stock they received at the time of the merger. As long as the Chandler Trusts have these rights, neither the Board of Directors nor any Board committee may nominate any person in opposition to the Chandler Trusts' nominees. Jeffrey Chandler, Roger Goodan and William Stinehart, Jr. were the Chandler Trusts' initial nominees and became directors of Tribune following the merger. Mr. Chandler and Mr. Goodan are cousins (see "Stock Ownership—Principal Shareholders").

In 1997, the Chandler Trusts and Times Mirror entered into a transaction which, through the formation of a limited liability company, enabled Times Mirror to retire for accounting purposes a substantial block of Times Mirror stock. Times Mirror contributed to the limited liability company real property used in its business operations and cash and the Chandler Trusts contributed Times Mirror stock. Times Mirror leased back the real property under long-term leases. Upon completion of the merger of Times Mirror into Tribune, Tribune assumed these leases and the Times Mirror stock held by the limited liability company was converted into Tribune stock. In 2003, $19,333,000 of the lease payments and $4,641,000 in dividends received on the Tribune stock held by this limited liability company were allocated to the Chandler Trusts.

Mr. Stinehart is a partner in the law firm of Gibson, Dunn & Crutcher LLP. Gibson, Dunn & Crutcher LLP was external corporate counsel to Times Mirror and has provided legal services to Tribune since the merger. In consideration for legal services provided in 2003, Tribune paid $230,000 to Gibson, Dunn & Crutcher LLP. This amount represents less than 0.04% of Gibson, Dunn & Crutcher LLP's total revenue in 2003.

William A. Osborn is Chairman and Chief Executive Officer of Northern Trust Corporation. In 2003, Tribune and certain of its employee benefit plans paid Northern Trust Corporation and its subsidiaries $864,000 for trust and custody services, cash management and related services, and bank credit facility fees. This amount represents less than 0.04% of Northern Trust Corporation's total revenue in 2003.

Compensation Committee Interlocks and Insider Participation

Roger Goodan, Enrique Hernandez, Jr., Betsy D. Holden, Robert S. Morrison, James J. O'Connor and Patrick G. Ryan served as members of the Governance and Compensation Committee of the Board during the fiscal year ended December 28, 2003.

Mr. Ryan, chairman of the Governance and Compensation Committee, is Chairman and Chief Executive Officer of Aon Corporation. Aon Corporation and its subsidiaries received brokerage commissions and fees in 2003 of $974,000 for obtaining insurance for and providing related services to Tribune and its subsidiaries. This amount represents less than 0.01% of Aon Corporation's total revenue in 2003.

PROPOSALS TO BE VOTED UPON

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board consists of twelve members and is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting held in the year in which the term for their class expires. Three directors will be elected at this year's annual meeting for terms expiring at the 2007 annual meeting. The nominees receiving the highest number of votes cast at the meeting will be elected.

Unless contrary instructions are given, all proxies will be voted for the election of Jeffrey Chandler, William A. Osborn and Kathryn C. Turner to hold office until the 2007 annual meeting. Information regarding each of the nominees and the other directors continuing in office is set forth on pages 8-13.

Each of the nominees is an incumbent director. If any of the nominees becomes unavailable for election, an event that is not now anticipated, proxy holders will vote for the election of a substitute nominee as may be selected by the Board.

The Board recommends a vote FOR the election of Jeffrey Chandler, William A. Osborn and Kathryn C. Turner as Tribune directors.

PROPOSAL TWO—RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected PricewaterhouseCoopers LLP to serve as Tribune's independent public accountants for 2004. Representatives of PricewaterhouseCoopers LLP will be present at this year's annual meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

The Board and the Audit Committee recommend a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as Tribune's independent public accountants.

PROPOSAL THREE—APPROVAL OF AMENDMENTS TO THE TRIBUNE COMPANY 1997 INCENTIVE COMPENSATION PLAN

At the 1997 Annual Meeting, Tribune shareholders approved the Tribune Company 1997 Incentive Compensation Plan (the "Incentive Plan"), pursuant to which incentive compensation is paid to Tribune executives and other key employees. As originally adopted, the Incentive Plan enabled Tribune to grant officers and key employees incentives in the form of stock options, annual cash bonuses and performance equity program awards. Tribune ceased issuing performance equity program awards in February 2000 and significantly reduced the number of stock options awarded over the past two years. In order to increase Tribune's flexibility to design equity-based compensation programs to reflect current and changing market practices, the Board has approved, subject to shareholder approval, various amendments to the Incentive Plan that will expand the types of equity compensation awards that may be granted and enable Tribune to grant awards to its nonemployee directors and to independent contractors.

Tribune is not seeking additional shares of Tribune common stock for issuance under the Incentive Plan. Therefore, the proposed amendments will not result in any additional equity dilution to shareholders. The Incentive Plan and the Tribune Company Employee Stock Purchase Plan are the only benefit plans under which Tribune employees receive equity-based compensation.

If approved, the Incentive Plan will be amended and restated to incorporate the terms of the proposed amendments. The complete text of the Incentive Plan, as so amended and restated, is attached to this proxy statement as Exhibit A. The principal terms of the amended and restated Incentive Plan are summarized below.

Purpose of the Incentive Plan

The purpose of the Incentive Plan is to enable Tribune to attract, retain and reward its executives and other key employees and its nonemployee directors, and to motivate them to act in the long-term best interests of Tribune and its shareholders by tying their compensation to our growth and success.

Description of the Incentive Plan

Administration. The Incentive Plan is administered by the Governance and Compensation Committee of the Board of Directors or any other committee that may be designated (the "Committee"). The Committee is composed entirely of independent directors. Subject to the terms of the Incentive Plan, the Committee may grant awards to any eligible person and establish the terms and conditions of those awards. The Committee also has authority to establish rules and regulations for administering the Incentive Plan, to interpret or apply any of its provisions and to take all other actions it deems necessary for the proper operation or administration of the Incentive Plan. Except with respect to grants to executive officers and nonemployee directors and persons whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Internal Revenue Code (the "Code"), and to the extent permitted by applicable law, the Committee may delegate some or all of its power and authority to grant awards under and administer the Incentive Plan to any other directors or officers of Tribune.

Eligibility. Any employee, nonemployee director, consultant, independent contractor or agent of Tribune or any of its subsidiaries may receive awards under the Incentive Plan. The Committee or its delegate has the authority to select eligible persons to receive awards and determine the terms and conditions of each award. The Incentive Plan does not limit the number of persons who may receive awards. Approximately 27,000 employees and ten nonemployee directors are eligible to participate in the Incentive Plan.

Shares Available for Grant. As of March 17, 2004, 29,783,827 shares of Tribune common stock were available for issuance under the Incentive Plan. The proposed amendments to the Incentive Plan do not increase the number of shares available for issuance. The common stock issued may include unissued shares or treasury shares. Forfeited shares, shares from lapsed awards, shares tendered to exercise an award, shares withheld or tendered to satisfy tax obligations, shares purchased by Tribune with cash received from the exercise of options or with tax savings resulting from the deductibility of an award exceeding Tribune's compensation expense, and shares available for issuance but not used under former Tribune incentive plans are included in the number of shares remaining available for grant. The number of available shares will be reduced by the aggregate number of shares of common stock that become subject to outstanding options, free-standing stock appreciation rights and stock awards. On March 17, 2004, the closing price per share of Tribune common stock on the New York Stock Exchange was $50.45.

Types of Awards. The Committee may grant the following types of awards under the Incentive Plan: stock options; stock appreciation rights; restricted stock; unrestricted stock; restricted stock units; and annual management incentive plan cash bonuses.

        Stock Options. A stock option is the right to purchase one or more shares of common stock at a specified price, as determined by the Committee. The Committee may grant non-qualified stock options and incentive stock options. The maximum number of shares that may be subject to all incentive stock options granted under the Incentive Plan is 8,000,000. A stock option is exercisable at such times and subject to such terms and conditions as the Committee determines. No more than 2,000,000 shares of common stock may be subject to options and SARs granted to any participant in any five-year period. The exercise price of a stock option may not be less than 100% of the fair market value of a share of common stock on the date that the option is granted.

        Stock Appreciation Rights. A stock appreciation right ("SAR") is a right to receive an amount in any combination of cash or common stock (as determined by the Committee) equal in value to the excess of the fair market value of the shares covered by such SAR on the date of exercise over the aggregate exercise price of the SAR for such shares. SARs may be granted freestanding or in tandem with related options. The exercise price of a SAR granted in tandem with an option will be equal to the exercise price of the related option, and may be exercised for all or part of the shares covered by such option upon surrender of the right to exercise the equivalent portion of the related option. Similarly, upon exercise of the related option, the equivalent portion of the tandem SAR will terminate. The exercise price of a freestanding SAR will be equal to the fair market value of a share of common stock on the date the SAR is granted. No more than 2,000,000 shares of common stock may be subject to the options and SARs granted to any participant in any five-year period. No SARs have been granted as of the date of this proxy statement.

        Restricted Stock, Unrestricted Stock and Restricted Stock Units. Restricted stock is an award of common stock that is subject to restrictions and other terms and conditions as the Committee determines, such as conditions relating to performance goals or continued service with Tribune. Unrestricted stock is an award of common stock that is not subject to any restrictions or conditions. Restricted stock units represent the right to receive shares of common stock if and when certain terms and conditions are satisfied, and may, in the Committee's discretion, be settled in either shares of common stock or cash. No more than half of the shares available for issuance under the Incentive Plan may be subject to all restricted stock, unrestricted stock and restricted stock unit awards granted under the Incentive Plan. No more than 750,000 shares may be subject to the restricted stock, unrestricted stock and restricted stock unit awards granted to any participant in any five-year period and intended to qualify as performance-based compensation that is exempt from the deduction limit under Section 162(m) of the Code. Other than the performance equity program awards made in 2000, no stock awards have been granted as of the date of this proxy statement.

        Annual Management Incentive Plan Bonuses. Annual management incentive plan bonuses are awards of cash that a participant may become entitled to receive based on satisfaction of performance criteria specified by the Committee. The Committee has discretion to determine the terms of any cash bonus, including the target and maximum amount payable to a participant as an annual bonus. The maximum amount payable to any participant as an annual management incentive plan bonus which is intended to qualify as a performance-based award that is exempt from the deduction limit under Section 162(m) of the Code is 0.2% of Tribune's Operating Cash Flow. Operating Cash Flow is defined as Tribune's net income before making any adjustment or deduction for interest, taxes, depreciation, amortization, writedowns of intangible assets and non-operating gains and losses, and subject to adjustment to account for extraordinary items such as acquisitions and divestitures, changes in laws or accounting regulations and other unusual or nonrecurring events.

No Repricing of Awards. The exercise price of any award granted under the Incentive Plan may not be "repriced" or reduced after the date it is granted, and no award may be canceled for the purpose of granting a new award at a lower exercise price, without shareholder approval.

Performance Measures. Under the Incentive Plan, the vesting or payment of annual management incentive plan bonuses and certain awards of restricted stock and restricted stock units are subject to the satisfaction of certain performance criteria, as determined by the Committee at the time of grant. The Incentive Plan lists the performance criteria the Committee may use to grant performance-based awards that are exempt from the deduction limit under Section 162(m) of the Code. These performance criteria include cash flow or Operating Cash Flow, shareholder value added, earnings per share, earnings before interest, taxes, depreciation and amortization, return on equity, return on capital, return on assets or net assets, revenue growth, income or net income, cost control, operating income or net operating income, operating profit or net operating profit, operating margin, return on operating revenue, market share or circulation, customer or employee satisfaction survey results, employee retention and goals related to acquisitions and divestitures. These are substantially the same performance criteria that the shareholders approved in 1997 and reapproved in 2002. The performance criteria may be determined, on an absolute or relative basis, by reference to the performance of Tribune as a whole, one or more of its subsidiaries, or a business unit or group or by comparisons of any of the performance relative to other peer companies. The Committee may adjust these criteria to account for extraordinary items, such as acquisitions and divestitures, changes in laws or accounting regulations and other unusual or nonrecurring events.

Transferability of Awards. No awards granted under the Incentive Plan are transferable other than by will, the laws of descent and distribution, pursuant to beneficiary designation procedures approved by the Committee or as otherwise determined by the Committee. The Committee may, however, permit a participant to transfer a nonqualified stock option to a family member or estate planning trust or family partnership.

Change in Control. For purposes of the Incentive Plan, Tribune will undergo a change in control in the event of certain acquisitions of 20% or more of our common stock, a change in the composition of the Board of Directors whereby the incumbent directors cease to constitute at least a majority of the Board without the approval of the Board, the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of Tribune (unless, among other conditions, Tribune's shareholders receive 50% or more of the stock of the surviving company) or the consummation of a liquidation or dissolution of Tribune. In the event of a change in control, all outstanding options and SARs will become immediately exercisable in full, all restriction periods and restrictions imposed on restricted stock and restricted stock unit awards will lapse and the performance goals applicable to all outstanding awards of performance-based restricted stock, restricted stock units and annual management incentive plan bonuses will be deemed to be satisfied at the maximum level. The Committee may provide that, if any amount payable under the Incentive Plan is deemed to be an "excess parachute payment" under Section 280G of the Code, Tribune will pay an additional amount to the participant, sufficient (after payment of all federal, state and local taxes on such additional amount) to pay any excise tax imposed on the excess parachute payment under Section 4999 of the Code.

Deferral of Awards. The Committee may either require or permit the deferred delivery or payment of cash or stock awards under the Incentive Plan, in accordance with terms or programs established or approved by the Committee. Amounts deferred may be payable in cash or shares, as determined by the Committee, without regard to the form in which the award would have been paid had it not been deferred.

Amendment and Termination. The Incentive Plan will terminate on the tenth anniversary of the date it is approved by shareholders. The Board of Directors, may alter, amend, suspend or terminate the Incentive Plan at any time or, with the consent of each participant adversely affected, amend any award granted under the Incentive Plan. However, shareholder approval is required if any amendment increases the number of shares of common stock reserved for issuance under the Incentive Plan or the maximum number of shares for which certain types of awards may be granted, or constitutes a material modification of the Incentive Plan, such as allowing for the repricing of any outstanding options or SARs. No stock option granted under the Incentive Plan may have a term of more than ten years from the date it is granted.

Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Incentive Plan.

Stock Options. A participant will not recognize taxable income at the time an option is granted and Tribune will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and Tribune will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by the exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and Tribune will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of the disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon the disposition and the fair market value of those shares on the date of exercise over the exercise price, and Tribune will be entitled to a corresponding deduction.

Stock Appreciation Rights. A participant will not recognize taxable income at the time SARs are granted and Tribune will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Tribune. This amount is deductible by Tribune as compensation expense.

Stock Awards. A participant will not recognize taxable income at the time a restricted stock award is granted and Tribune will not be entitled to a tax deduction at that time, unless the participant makes an election under Section 83(b) of the Code to be taxed at that time. If that election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. The amount of ordinary income recognized by making an election under Section 83(b) of the Code or upon the lapse of restrictions is deductible by Tribune as compensation expense, except to the extent the deduction limits of Section 162(m) apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather then dividend income, in an amount equal to the dividends paid and Tribune will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time unrestricted stock is granted in an amount equal to the then fair market value of the stock. This amount is deductible by Tribune as compensation expense, except to the extent the deduction limits of Section 162(m) apply. A participant will not recognize taxable income at the time a restricted stock unit award is granted and Tribune will not be entitled to a tax deduction at such time. The participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the award vests in an amount equal to the fair market value of the shares delivered and the amount of cash paid by Tribune. The amount of ordinary income recognized upon the vesting of a restricted stock unit award is deductible by Tribune as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

Annual Management Incentive Plan Bonuses. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the cash bonus is paid and Tribune will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) applies.

Section 162(m). As described above, certain awards granted under the Incentive Plan may qualify as "performance-based compensation" under Section 162(m) in order to preserve the Company's Federal income tax deductions with respect to any compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to a "covered employee" (as defined in Section 162(m)). To so qualify as "performance-based compensation," stock options and SARs must have an exercise price at least equal to the fair market value of the underlying shares of common stock on the date of grant, be awarded by a Committee consisting solely of two or more "outside directors" (as defined in Section 162(m)) and satisfy the 2,000,000 share limit on the total number of shares of common stock subject to stock options and SARs that may be awarded to any one participant during any five-year period. An annual management incentive plan bonus or performance-based restricted stock or restricted stock unit award may also qualify as "performance-based-compensation" if the award is subject to the satisfaction of any of the performance criteria listed above, at a level established by the Committee when the award is granted, and the shares subject to such award do not exceed the limit on the number of shares subject to awards that may be granted to any one participant during the period specified in the Incentive Plan.

The Board of Directors recommends a vote FOR approval of the amendments to the Tribune Company 1997 Incentive Compensation Plan.

AUDIT COMMITTEE

Report of the Audit Committee

The Audit Committee is responsible for reviewing and monitoring Tribune's financial reporting and accounting practices. The Audit Committee also assesses the qualifications and independence of Tribune's independent accountants, the performance of Tribune's internal auditors and independent accountants, and Tribune's compliance with legal and regulatory requirements. In performing its duties, the Audit Committee meets regularly with representatives of Tribune's management, internal auditors and independent accountants. The Audit Committee also reviews with Tribune's internal auditors and independent accountants the overall scope and plans for their respective audits. The independent accountants report directly to the Audit Committee and both the internal auditors and independent accountants have direct access to the Audit Committee.

Management is responsible for the preparation, integrity and fair presentation of Tribune's consolidated financial statements and related financial information. Management is also responsible for establishing and maintaining a system of internal controls designed to provide reasonable assurance to Tribune's management and the Board regarding the preparation of reliable published financial statements. In fulfilling its responsibilities, the Audit Committee reviewed with management Tribune's audited consolidated financial statements for the fiscal year ended December 28, 2003 and discussed the quality, not just the acceptability, of Tribune's financial reporting and accounting practices.

The independent accountants are responsible for expressing an opinion on the conformity of the audited consolidated financial statements with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the internal auditors and independent accountants the results of their examinations and their evaluations of Tribune's internal controls. The Audit Committee also reviewed with the independent accountants their judgments as to the quality, not just the acceptability, of Tribune's financial reporting and discussed the matters described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In addition, the Audit Committee discussed with the independent accountants their independence from management and Tribune, and reviewed the accountants' written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

In addition to conducting the audit of Tribune's consolidated financial statements, the independent accountants provided other permissible non-audit related services to Tribune during fiscal year 2003. The Audit Committee reviewed the permissible non-audit services provided by the independent accountants and determined that the provision of these services is compatible with the maintenance of their independence from management and Tribune. The Audit Committee must preapprove all audit and permissible non-audit services to be performed by the independent accountants, subject to de minimis exceptions for permissible non-audit services that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee also reviews with Tribune's chief executive officer and chief financial officer the processes by which such officers make certifications required by the Sarbanes-Oxley Act of 2002.

The Board accepted the Audit Committee's recommendation that the audited consolidated financial statements for the fiscal year ended December 28, 2003 be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Betsy D. Holden
William A. Osborn, Chairman
Dudley S. Taft
Kathryn C. Turner

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants

The Audit Committee has responsibility for appointing, setting fees, and overseeing the work of the independent accountants. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent accountants, subject to de minimis exceptions for non-audit services that are approved by the Audit Committee prior to the completion of the audit.

On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if it approves the engagement of PricewaterhouseCoopers LLP. The projects and categories of service that the Audit Committee pre-approves are as follows:

Audit Services. Audit services include work performed in connection with the audit of consolidated financial statements, as well as work that is normally provided by the independent accountants in connection with statutory and regulatory filings or engagements.

Audit Related Services. These services are for assurance and related services that are traditionally performed by the independent accountants and that are reasonably related to the work performed in connection with the audit, including due diligence related to mergers and acquisitions, employee benefit plan audits, and audits of subsidiaries and affiliates.

Tax Services. These services are related to tax compliance, tax advice and tax planning.

Other Services. These services include all other permissible non-audit services provided by the independent accountants and are pre-approved on an engagement-by-engagement basis.

Prior to the engagement of the independent accountants, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent accountants and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent accountants for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee pre-approves the services before engaging the independent accountants.

The Audit Committee has delegated pre-approval authority to the chair of the committee. The chair must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Accountants

The fees for all services provided by the independent accountants during the fiscal years ended December 28, 2003 and December 29, 2002 are shown below (in thousands):

	2003	2002
Audit Fees (1)	$1,030	$940
Audit Related Fees (2)	448	278
Tax Fees (3)	174	246
All Other Fees
Employee benefit plan filings	187	217
Claim support services	—	174
Software license fee (4)	2	2

Total all services	$1,841	$1,857

(1)
Fees for the audit of Tribune's annual consolidated financial statements and review of Forms 10-Q.

(2)
Includes audits of Tribune's employee benefit plans and audits of certain Tribune affiliates. 2003 also includes assistance with Tribune's reviews of internal controls over financial reporting in preparation for management reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

(3)
Includes services related to federal and state income tax audits and the preparation of tax returns for certain Tribune subsidiaries and affiliates.

(4)
License fee for accounting research software. The de minimis exception was used for these fees, which represented approximately 1% of "All Other Fees" in 2003.

EXECUTIVE COMPENSATION

Report of the Governance and Compensation Committee

Overview

Tribune seeks to offer compensation that will attract and retain top-quality management employees and that reflects competitive conditions in the lines of business and geographic areas in which Tribune operates. Elements of compensation are designed to reflect the performance of Tribune as a whole and the individual performance of the employee. The compensation for Tribune's executives and other key employees in 2003 consisted of salary, an annual incentive bonus, stock options and other benefits.

Tribune executives and other key employees are eligible to receive annual incentive bonuses and stock options pursuant to the Tribune Company 1997 Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan is designed to reward performance, to ensure competitive compensation and to provide incentives to executives and other key employees to increase the value of Tribune's common stock.

The Governance and Compensation Committee (the "Committee") reviews the compensation of all executives and other key employees annually and at the time of promotions. Upon completion of all compensation reviews, the Committee reports its determinations to the full Board of Directors. The annual reviews typically occur in connection with the February Committee meeting, with any salary increases becoming effective, and incentive bonuses being paid, by the end of February. Stock option grants are also typically made annually following the February Committee meeting.

The Board has adopted amendments to the Incentive Plan that, if approved by Tribune's shareholders, will enable Tribune to adjust the structure of the compensation package offered to Tribune's executives and other key employees in future years. Please refer to the discussion of the Incentive Plan, including the proposed amendments, beginning on page 15.

Salaries

Salary levels for executive positions are set in a manner that reflects the duties and level of responsibilities inherent in the positions. Comparative salaries paid by other companies, based on compensation surveys prepared by independent outside organizations, are considered in evaluating the salary level for a given position. These surveys include media companies with market capitalizations similar to Tribune. The companies included in these surveys cover more companies than are included in the indices used in the stock performance graph on page 30. Each set of data used is selected because it is believed to be the best available for its intended purpose. The Committee sets salaries within the range of accepted practice but does not target a specific percentile range within the comparative groups in setting the salaries of executives and other key employees. The particular qualifications of the individual holding the position and his or her level of experience are also considered in establishing a salary level.

Performance, contribution of the individual to Tribune and market competitiveness are the primary criteria influencing salary adjustments. Salary changes reflect Tribune's performance to the extent that the performance is considered in establishing the salary guidelines applicable for all salaried employees during the current year. The Committee also reviews comparative surveys of salary information for comparable positions in connection with annual salary reviews. The sources of the data used vary from individual to individual based on the availability of comparable information relative to each position. Salary increases were awarded in February 2003.

In January 2003, Mr. FitzSimons was named Tribune's Chief Executive Officer. Commensurate with his new responsibilities, in February 2003 the Committee increased the salary of Mr. FitzSimons from $712,500 to $875,000. In January 2004, Mr. FitzSimons was named Tribune's Chairman and now serves as Chairman, President and Chief Executive Officer. In February 2004, the Committee increased his salary to $925,000.

Annual Management Incentive Plan Bonuses

Tribune's annual management incentive plan provides executives and other key employees the opportunity to earn an annual incentive bonus based on their performance and the financial performance of their business unit, group or Tribune as a whole. Operating cash flow is generally used as the financial performance measure for determining annual incentive bonuses. In February 2003, the Committee established an award scale for Tribune and each business group, with 40% of the target bonus pool earned if the minimum operating cash flow goal was achieved and up to 200% of the target bonus pool earned if the maximum operating cash flow goal was achieved.

The Committee also established target bonus levels, stated as a percentage of year-end salary, for each executive and other key employee, based on his or her level of responsibility. The aggregate of all annual incentive bonuses awarded to executives and other key employees within a specific business unit or group is generally established by multiplying the target bonuses for all participants within that business unit or group by the respective level of performance toward the established operating cash flow and other financial goals.

In considering bonuses for each of Tribune's executive officers and key employees other than Mr. Madigan and Mr. FitzSimons, the Committee receives a performance assessment from Mr. FitzSimons. In assessing the performance of Mr. Madigan and Mr. FitzSimons, the Committee meets privately with Tribune's other outside directors.

The bonuses awarded to Mr. Madigan and Mr. FitzSimons under the Incentive Plan were calculated based upon Tribune's operating cash flow achievement and their individual performance in 2003, subject to certain limitations imposed by the Incentive Plan. Mr. Madigan's bonus also recognized his organization and facilitation of the Chairman and Chief Executive Officer transition to Mr. FitzSimons. For 2003, the Committee awarded Mr. Madigan a bonus of $2,000,000 and Mr. FitzSimons a bonus of $1,200,000.

Stock Options

Tribune for many years has used stock options as long-term incentives for executives and other key employees. However, in response to evolving compensation practices, the total number of options granted by the Committee in February 2003 was approximately 8% lower than the total number of options granted in February 2002. The total number of options granted by the Committee in February 2004 was approximately 38% less than the total number of options granted in February 2003.

Stock options directly relate the amounts earned by the executives and other key employees to the amount of appreciation realized by Tribune shareholders over comparable periods. Stock options also provide executives and other key employees with the opportunity to acquire and build an ownership interest in Tribune. The Incentive Plan provides for a term of up to ten years for stock options. Option grants under the Incentive Plan generally vest in equal annual installments over a period of four years from the grant date. The stock options awarded in February 2004 were for a term of eight years, two years shorter than the ten-year terms of the stock options awarded in prior years. The Committee has the ability to modify both the term and vesting schedule for new stock option grants.

The Committee considers stock option awards on an annual basis in February. Stock options are awarded to compensate and retain those executives and other key employees who have shown leadership in growing Tribune's revenues or have otherwise exhibited outstanding individual performance.

In February 2003, the Committee awarded Mr. FitzSimons a nonqualified stock option to purchase 275,000 shares at the current fair market value of Tribune's common stock on the grant date, which was $45.90. In February 2004, the Committee awarded Mr. FitzSimons a nonqualified stock option to purchase 200,000 shares at $52.05, the fair market value of Tribune's common stock on the grant date. Mr. FitzSimons' 2003 and 2004 stock option awards were lower than the awards granted to Tribune's Chief Executive Officer in prior years.

To encourage stock ownership by executives and other key employees, replacement stock options ("replacement options") may be granted simultaneously with the exercise of existing stock options. Replacement options are intended to encourage executives and other key employees to exercise a stock option earlier than might otherwise occur, thus resulting in increased share ownership. Replacement options may be granted when an executive or other key employee exercises an option by surrendering currently owned shares to purchase the shares subject to the option as well as to satisfy related tax withholding obligations. Replacement options will only be granted if at the time of exercise the closing price of Tribune stock exceeds the option exercise price by a predetermined amount (historically 25%). Replacement options are subject to the same terms and conditions as the original options, including the expiration date, except that the option price of a replacement option is the fair market value on the date of its grant rather than the option price of the original option and replacement options do not become exercisable until one year after grant. The grant of replacement options does not result in an increase in the total combined number of shares and options held by an employee. As shown in the table on page 26, Mr. FitzSimons received replacement options during 2003.

The stock options awarded in February 2004 to Tribune's executives and other key employees, including Mr. FitzSimons and the other executives named in the Summary Compensation Table, did not include a replacement option feature. In addition, the terms of options previously granted to Tribune's largest option recipients, including Mr. FitzSimons and the other executives named in the Summary Compensation Table, were amended to increase the stock appreciation requirement from 25% to 50% so that, effective January 2005, replacement options will not be granted upon exercise of existing options unless the closing stock price on the date of exercise exceeds the option exercise price by at least 50%. In establishing the terms of future option awards, including whether they will be granted with a replacement option feature, the Committee will assess existing market practices regarding equity-based compensation.

Other Benefits

Executives and other key employees participate in various health, life, disability and retirement benefit programs that are generally made available to all salaried employees, some of which provide them with the opportunity to acquire Tribune stock. Tribune also maintains a supplemental defined contribution plan for employees who earn salaries in excess of the limit imposed by the Internal Revenue Code, to replace contributions lost by the imposition of such limit. Executives and other key employees also receive certain traditional benefits and perquisites that are customary for their positions.

Stock Ownership Guidelines

The Committee believes that stock ownership guidelines for Tribune's executives and other key employees have the positive effect of further aligning their interests with those of Tribune's shareholders. The guidelines generally range from a high of ten times annual salary in the case of Mr. FitzSimons to two times annual salary. Individuals are expected to achieve the suggested ownership level over a six-year period in annual increments. Shares held in Tribune benefit plans are counted in satisfying the guidelines but unexercised stock options are not counted. All of the executives named in the summary compensation table have achieved their suggested stock ownership levels. For 2003, the stock ownership guidelines applied to approximately 148 individuals.

Tax Deductibility of Executive Compensation

The Internal Revenue Code imposes a $1 million limit on the tax deduction for certain executive compensation payments. Certain compensation, including performance-based compensation meeting specified requirements, is exempt from the $1 million deduction limit established by Section 162(m) of the Internal Revenue Code. In 2003, the Committee granted awards pursuant to the Incentive Plan that were not subject to the deduction limit. The Committee intends to continue to grant awards pursuant to the Incentive Plan that are not subject to the deduction limit to the extent that the structure of such awards is consistent with corporate performance objectives.

Roger Goodan
Enrique Hernandez, Jr.
Robert S. Morrison
Patrick G. Ryan, Chairman

Summary Compensation Table

		Annual Compensation			Long-Term Compensation

Name and Principal Position in Fiscal Year 2003	Year	Salary(1)	Bonus	Other	Securities Underlying Options(2)	All Other Compensation(3)

John W. Madigan Chairman	2003 2002 2001	$865,385 951,154 977,130	$2,000,000 2,000,000 —	$47,589 90,885 48,789	613,927 655,971 543,674	$117,107 128,396 103,912

Dennis J. FitzSimons President and Chief Executive Officer	2003 2002 2001	850,000 713,365 731,007	1,200,000 885,000 —	11,641 60,258 5,544	442,889 402,273 273,496	113,064 161,673 78,179

Jack Fuller President, Tribune Publishing Company	2003 2002 2001	591,723 546,865 560,231	460,000 460,000 —	1,564 4,141 7,225	201,706 262,012 157,460	80,012 72,971 60,311

Donald C. Grenesko Senior Vice President/ Finance and Administration	2003 2002 2001	462,877 451,749 461,923	305,000 350,000 —	1,343 383 553	175,097 161,976 135,218	62,581 58,292 50,029

Patrick J. Mullen President, Tribune Broadcasting Company	2003 2002 2001	460,385 380,461 384,862	330,000 300,000 —	6,648 — 365	94,672 76,517 52,041	61,996 49,194 42,149

(1)
Amounts represent base salary for 52 weeks for each fiscal year.
(2)
Amounts represent new options and replacement options to purchase shares of common stock granted during fiscal years 2003, 2002 and 2001. New options granted to executives other than Mr. Madigan in fiscal years 2004, 2003, 2002 and 2001 were as follows: Mr. FitzSimons, 200,000, 275,000, 250,000 and 215,000, respectively; Mr. Fuller, 100,000, 130,000, 130,000 and 125,000, respectively; Mr. Grenesko, 60,000, 85,000, 85,000 and 100,000, respectively; and Mr. Mullen, 65,000, 85,000, 70,000 and 50,000, respectively. New options granted to Mr. Madigan in fiscal years 2003, 2002 and 2001 were as follows: 275,000, 325,000 and 400,000, respectively. Mr. Madigan retired in December 2003 and did not receive a new option grant in 2004.
(3)
The amounts reported in this column for fiscal year 2003 consist of: (i) allocations under Tribune's employee stock ownership plan and the supplemental retirement plan, as follows: Mr. Madigan, $112,195; Mr. FitzSimons, $110,201; Mr. Fuller, $76,716; Mr. Grenesko, $60,011; and Mr. Mullen, $59,688; (ii) matching contributions of $2,000 credited under the Tribune Company 401(k) Savings Plan; and (iii) the portion of the interest earned under deferred compensation plans that exceeds 120% of the applicable federal long-term rates in effect at the time the interest rates under such plans were determined, as follows: Mr. Madigan, $2,912; Mr. FitzSimons, $863; Mr. Fuller, $1,296; Mr. Grenesko, $570; and Mr. Mullen, $308.

Option Grants in Last Fiscal Year

The following table presents information on stock options granted during the fiscal year ended December 28, 2003.

Individual Grants

Name	Number of Securities Underlying Options Granted(1)		% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Grant Date Present Value(2)

John W. Madigan	New: Replacements:	275,000 53,707 57,367 177,212 50,641	2.78% 0.54 0.54 1.79 0.51	$45.90 46.23 48.66 50.23 50.37	02/11/13 12/31/06 12/31/06 02/13/11 12/31/06	$3,821,593 414,645 466,187 1,486,561 381,053

Dennis J. FitzSimons	New: Replacements:	275,000 21,490 30,891 95,252 20,256	2.78 0.22 0.31 0.96 0.20	45.90 46.23 48.66 50.23 50.37	02/11/13 02/16/09 02/15/10 02/13/11 02/16/09	3,821,593 165,914 251,033 799,031 152,418

Jack Fuller	New: Replacements:	130,000 17,413 18,688 8,181 27,424	1.32 0.18 0.19 0.08 0.27	45.90 45.89 49.00 50.37 50.37	02/11/13 02/16/09 02/15/10 02/16/09 02/13/11	1,806,571 133,450 152,926 61,559 206,355

Donald C. Grenesko	New: Replacements:	85,000 14,507 17,652 44,304 13,634	0.86 0.15 0.18 0.45 0.14	45.90 46.23 48.66 50.23 50.37	02/11/13 02/16/09 02/15/10 02/13/11 02/16/09	1,181,220 112,001 143,447 371,649 102,590

Patrick J. Mullen	New: Replacements:	85,000 4,152 5,520	0.86 0.04 0.06	45.90 46.23 47.09	02/11/13 07/28/08 07/28/08	1,181,220 32,056 40,642

(1)
Includes both new options and replacement options to purchase Tribune common stock granted in 2003 under the Incentive Plan and preceding plans. All options permit the optionee to pay the exercise price with Tribune common stock owned for six months and to pay withholding tax with shares acquired on exercise. Because stock options awarded prior to 2004 were granted with a replacement option feature, if an executive exercises these options in this manner at a time when the closing price of Tribune common stock exceeds the option exercise price by at least 25%, then that executive will receive replacement stock options in an amount equal to the number of shares surrendered to pay the exercise price and related withholding tax. The stock options awarded in February 2004 did not include a replacement option feature. Also in February 2004, the stock appreciation requirement with respect to options previously granted to these executives with the replacement option feature was increased from 25% to 50%, effective January 2005. New options are generally exercisable in four equal annual installments after award and replacement options are exercisable one year after award. In addition, both new and replacement options are exercisable immediately upon a change in control of Tribune. A replacement option has a term equal to the remaining term of the option exercised and is conditioned on the individual retaining ownership of the shares acquired on exercise of the option giving rise to the replacement award.

(2)
Values calculated using the Black-Scholes option pricing model applied as of the grant date. The weighted-average assumptions used to calculate these values for the new grants and the replacement options, respectively, are as follows: risk-free interest rates of 2.8% and 1.5%; expected dividend yields of 1.0% and 1.0%; expected lives of five and two years (unless, with respect to replacement options, the actual life is less than two years); and expected stock price volatility of 32.7% and 28.7%. The actual values may vary significantly from these estimated values and will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table presents information regarding the aggregate option exercises and year-end option values for each of the named executive officers for the fiscal year ended December 28, 2003.

			Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End(2)
	Number of Shares Acquired on Exercise(1)
		Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

John W. Madigan	437,201	$4,248,333	986,184	1,122,677	$6,698,746	$6,871,556
Dennis J. FitzSimons	220,474	2,260,853	430,879	772,889	2,873,588	4,803,334
Jack Fuller	86,116	936,132	162,661	250,806	821,418	1,457,991
Donald C. Grenesko	126,203	1,214,216	241,179	308,847	1,317,954	1,874,717
Patrick J. Mullen	11,434	142,664	117,080	184,672	1,441,147	1,349,756

(1)
Represents aggregate number of shares underlying options exercised. The number of shares of Tribune common stock acquired upon the exercise of options in 2003 for each of the above officers was offset by the number of existing or newly acquired shares of Tribune common stock the officer used to pay the exercise price and/or the applicable withholding tax. The net number of shares of Tribune common stock actually acquired by each of the above officers as a result of option exercises in 2003 was as follows: Mr. Madigan, 49,821 shares; Mr. FitzSimons, 26,269 shares; Mr. Fuller, 11,289 shares; Mr. Grenesko, 14,311 shares; and Mr. Mullen, 1,762 shares.
(2)
Based on a closing stock price of $50.45 per share on December 26, 2003, the last trading day of Tribune's fiscal year.

Equity Compensation Plan Information Table

The following table provides information as of December 28, 2003 regarding the number of shares of Tribune common stock that may be issued under Tribune's equity compensation plans.

	(a)		(b)		(c)
Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	36,127,461	(2)	$42.23	(3)	36,956,287	(4)
Equity compensation plans not approved by security holders	—		—		—

Total	36,127,461	(2)	$42.23	(3)	36,956,287	(4)

(1)
The table does not include information regarding the following equity compensation plans:

•
Employee Stock Ownership Plans. As of December 28, 2003, there were 17,032,823 shares of Tribune common stock allocated to accounts in the Tribune Company Employee Stock Ownership Plan (the "Tribune ESOP") and 2,689,570 shares allocated to accounts in the Times Mirror Employee Stock Ownership Plan (the "Times Mirror ESOP"). In February 2004, all shares allocated to accounts in the Tribune ESOP were moved to accounts under the Tribune Company 401(k) Savings Plan and all shares allocated to accounts in the Times Mirror ESOP were moved to accounts under the Times Mirror Savings Plus Plan.

•
401(k) Plans. As of December 28, 2003, there were an aggregate of 5,336,713 shares of Tribune common stock outstanding and held in the Tribune Company 401(k) Savings Plan, the Times Mirror Savings Plus Plan and the other 401(k) plans available to Tribune employees.

•
Times Mirror Plans. As of December 28, 2003, there were an aggregate of 8,874,509 shares of Tribune stock issuable upon exercise of stock options granted under equity compensation plans assumed in connection with the merger of The Times Mirror Company into Tribune on June 12, 2000. The weighted-average exercise price of these shares is $21.88. No grants have been made under these plans since the time of the merger and none will be issued in the future.

(2)
Consists of 35,662,431 outstanding stock options issued under Tribune equity compensation plans, 367,690 outstanding stock equivalents under the Tribune bonus deferral plan (the "Bonus Deferral Plan") and 97,340 shares held in deferral accounts under the Tribune Company 1996 Nonemployee Director Stock Compensation Plan (the "Director Plan"). The Bonus Deferral Plan permits the deferral of cash or stock awards made under the Tribune Company 1997 Incentive Compensation Plan (the "Incentive Plan") into either an interest bearing or stock equivalent account. Deferrals in the stock equivalent account are valued as if each deferral were invested in Tribune common stock as of the deferral date, and are paid out only in shares of Tribune common stock, on a one-for-one basis. Shares issued under this plan are attributed to the Incentive Plan and reduce the number of shares available for issuance under that plan. The Director Plan permits directors to defer stock awards into deferral accounts. The deferred awards and shares acquired upon reinvestment of dividends are distributed to the director after termination of his or her Board service. The stock equivalents in deferral accounts under either plan do not have voting rights, but are credited with dividend equivalents.

(3)
Measured only with respect to the 35,662,431 stock options included in this table. Stock equivalents in deferral accounts do not have exercise prices.

(4)
Consists of 32,565,469 shares of Tribune common stock available for issuance under Tribune Company equity compensation plans and 4,390,818 shares available for issuance under the Tribune Company Employee Stock Purchase Plan (the "ESPP"). Under the ESPP, Tribune employees may purchase Tribune common stock through payroll deductions. On the third Wednesday of each month, shares of common stock are purchased for the accounts of participants at a per share price equal to 85% of the fair market value of Tribune common stock on that date. Participants may withdraw from the plan at any time prior to the purchase date.

Pension Plan Information

The executive officers named in the summary compensation table, other than Mr. Mullen, participate in the Tribune Company Pension Plan (the "Pension Plan") and the Tribune Company Supplemental Benefit Plan (the "Supplemental Plan"). Because the Internal Revenue Code places certain limitations on the amount of pension benefits that may be paid under qualified plans, any benefits payable in excess of those limitations will be paid under the Supplemental Plan. The plans were amended in 1989 and the estimated benefits the executive officers named in the summary compensation table may receive depend on which Tribune entity employed the individual prior to the amendments. The pension benefits are not subject to any deduction for social security or other offset amounts. These amounts are estimated on the assumption that the executive will commence receiving benefits at age 65 and that the executive will receive pension benefits in the form of a life annuity with no surviving benefits.

Until December 31, 1998, the annual pension benefit under the plans, taken together, was generally determined by the executive's credited years of service (up to a maximum of 35 years) multiplied by a percentage of the executive's final average compensation (compensation during the final five years of employment). The Pension Plan and the Supplemental Plan were frozen at December 31, 1998 so that participants' service and compensation after that date will not be counted in computing benefits. The executive officers named in the summary compensation table, other than Mr. Mullen, will be entitled to receive under the Pension Plan and the Supplemental Plan annual benefits upon retirement at age 65 as follows: Mr. Madigan, $227,642; Mr. FitzSimons, $108,498; Mr. Fuller, $114,126; Mr. Grenesko, $79,852. Mr. Mullen joined Tribune after these plans were frozen, so he will not receive any benefits under these plans.

Severance Arrangements

Tribune maintains a Transitional Compensation Plan For Executive Employees, which provides termination benefits to a total of 20 executives and other key employees of Tribune and its subsidiaries who, without cause, are terminated or terminate their employment due to a reduction in the compensation or benefits or a change in the city in which they are required to work, within 36 months following a change in control. This plan also provides that certain participants may elect to terminate their employment during the thirteenth month following a change in control and qualify to receive the benefits under the plan.

For the purposes of this plan, a "change in control" means:

  •
  the acquisition, other than from Tribune, by a person, entity or group of 20% or more of the combined voting power of Tribune's outstanding voting securities;

  •
  a change in the composition of the Board whereby the incumbent directors cease to constitute at least a majority of the Board without the approval of the Board; or

  •
  consummation of a merger or reorganization of Tribune where the shareholders of Tribune prior to the merger or reorganization do not own more than 50% of the reorganized company.

Benefits under this plan include:

  •
  payment in cash equal to three times (in certain cases two times) the sum of (i) the highest annual rate of the executive's base salary in effect within three years of the date of the participant's termination and (ii) 200% of the participant's target bonus payable for the year in which the change in control occurs;

  •
  outplacement services; and

  •
  continuation of life, health and disability insurance for up to three years.

In addition, the plan provides that Tribune will reimburse the executive for any excise tax that results from payments upon termination being treated as excess parachute payments under federal income tax law. Each of the executive officers named in the summary compensation table is covered by the plan.

All stock options granted to executives or other key employees become immediately vested and exercisable upon a change in control of Tribune as defined in the applicable plan and in grant agreements evidencing awards. The definitions of change in control are essentially the same as described above.

STOCK PERFORMANCE GRAPH

The following graph compares the five-year cumulative return on Tribune common stock with the cumulative return during the same period for companies included in the S&P 500 Stock Index and the S&P 500 Publishing and Printing Index. The S&P 500 Publishing and Printing Index includes Tribune Company, Dow Jones & Company, Inc., Gannett Co., Inc., Knight-Ridder, Inc., The McGraw-Hill Companies, Inc., Meredith Corporation and The New York Times Company. The S&P 500 Stock Index is comprised of 500 U.S. companies, including Tribune Company, in the industrial, transportation, utilities and financial sectors. Both the S&P 500 Stock Index and the S&P 500 Publishing and Printing Index are weighted by market capitalization.

	1998	1999	2000	2001	2002	2003

Tribune Company	$100.00	$167.95	$130.09	$116.60	$142.99	$163.68

S&P 500	100.00	120.89	109.97	96.94	75.64	97.10

S&P 500 Publishing and Printing	100.00	133.65	119.78	123.92	132.06	156.65

    Based on $100 invested on December 31, 1998 in Tribune common stock, the S&P 500 Stock Index and the S&P 500 Publishing and Printing Index. Total return assumes reinvestment of dividends quarterly.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

In order to submit proposals for consideration at an annual meeting, shareholders must comply with the procedures set forth in Tribune's By-Laws and securities laws, rules and regulations. Tribune's By-Laws provide that in order for a shareholder to propose business for consideration at an annual meeting, notice of the proposal must be delivered to Tribune not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. Accordingly, a shareholder proposal intended to be considered at the 2005 annual meeting must be received by Tribune after the close of business on January 12, 2005 and prior to the close of business on February 11, 2005. However, under securities laws, rules and regulations, if a shareholder desires to have the proposal included in Tribune's proxy statement for the 2005 annual meeting, notice of the proposal must be received on or before December 1, 2004.

Shareholders may also nominate a candidate for election as a director. Tribune's By-Laws provide that notice of shareholder nominations for election of directors must be received by Tribune not less than 90 days and not more than 120 days prior to the meeting at which directors are to be elected. As more fully described in Tribune's By-Laws, this notice must include the proposed nominee's name, age, business and residence addresses, and principal occupation, the number of shares of Tribune common stock he or she beneficially owns, and a signed consent of the proposed nominee to serve as a director of Tribune if elected. The advance notice requirement affords the Governance and Compensation Committee the opportunity to consider the qualifications of the proposed nominee and, to the extent deemed necessary or desirable by the Board, inform shareholders about these qualifications.

Proposals and director nominations should be directed to Tribune Company, 435 North Michigan Avenue, Chicago, Illinois 60611, Attention: Corporate Secretary. Only proposals and nominations that meet the requirements set forth in Tribune's By-Laws will be considered. Additional information regarding shareholder proposals and director nominations is available on Tribune's website at www.tribune.com.

OTHER MATTERS

As of the date of this proxy statement, the Board does not know if any matters will be presented to the meeting other than those described in the accompanying notice. If other matters properly come before the meeting, the persons named in the proxy card will have discretion to vote on such matters in accordance with their best judgment.

Tribune will pay all expenses incurred in connection with the solicitation of proxies. Following the initial solicitation of proxies by mail, Tribune directors, officers and other employees may solicit proxies in person or by telephone, but without extra compensation. In addition, Tribune has retained Georgeson Shareholder to assist in the solicitation of proxies for a fee not to exceed $12,000, plus reimbursement for out-of-pocket expenses. This solicitation may be made by mail, telephone or in person. Tribune will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold Tribune stock.

The Tribune Company 2003 Annual Report, a report to shareholders that includes Tribune's Annual Report on Form 10-K for the fiscal year ended December 28, 2003 (without exhibits), is being distributed with this proxy statement, but neither the Tribune Company 2003 Annual Report nor the information contained in the Annual Report on Form 10-K is incorporated in this proxy statement and neither is part of the proxy soliciting material. Requests for additional copies of this proxy statement or the Tribune Company 2003 Annual Report (including the Annual Report on Form 10-K) may be made by contacting the Corporate Relations Department, Tribune Company, 6th Floor, 435 North Michigan Avenue, Chicago, Illinois 60611, telephone 800/757-1694, or on Tribune's website at www.tribune.com.

By Order of the Board of Directors,

Crane H. Kenney
 Senior Vice President, General Counsel and Secretary

April 2, 2004

Exhibit A

TRIBUNE COMPANY
INCENTIVE COMPENSATION PLAN
(As Amended and Restated, Effective May 12, 2004)

ARTICLE I

PURPOSE

        The purpose of the Incentive Compensation Plan, as set forth herein (the "Plan"), is to enable Tribune Company (the "Company") to provide officers, other employees, nonemployee directors, consultants, independent contractors and agents of the Company and its Subsidiaries various forms of stock and cash incentive awards, including those based upon the achievement of financial and other performance goals, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interests between such persons and the Company's stockholders. The Plan constitutes an amendment and restatement of the Company's 1997 Incentive Compensation Plan (the "1997 Plan"), and no further awards shall be granted under the terms of the 1997 Plan on or after the effective date of the Plan.

ARTICLE II

DEFINITIONS

        2.1   "Board" shall mean the Board of Directors of the Company.

        2.2   "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor legislation.

        2.3   "Committee" shall mean the Committee as defined in Section 3.1 hereof.

        2.4   "Common Stock" shall mean the Common Stock ($0.01 par value) of the Company.

        2.5   "Disability" shall mean a disability qualifying the Participant to receive benefits under the Company's or a Subsidiary's long-term disability plan. Disability shall be deemed to occur on the date benefit payments begin. If a Participant is not an employee of the Company or a Subsidiary, then "Disability" shall mean the inability of a Participant to perform substantially such Participant's duties and responsibilities due to physical or mental incapacity for a continuous period of at least six months, as determined solely by the Committee.

        2.6   "Extraordinary Items" shall mean (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company's annual report.

        2.7   "Fair Market Value" unless otherwise required by any applicable provision of the Code, or any regulations issued thereunder, shall mean as of any date the closing price of the Common Stock as reported on the New York Stock Exchange Composite Transaction List for such day or if the Common Stock was not traded on such day, then the next preceding day on which the Common Stock was traded.

        2.8   "Free-Standing SAR" shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be restricted stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

        2.9   "Incentive Stock Option" shall mean any stock option awarded under the Plan intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code or any successor provision.

        2.10 "Nonqualified Stock Option" shall mean any stock option awarded under the Plan that is not an Incentive Stock Option.

        2.11 "Operating Cash Flow" shall mean the earnings of the Company before any deduction or adjustment for interest, taxes, depreciation, amortization, write-downs of intangible assets and non-operating gains and losses, subject to adjustment by the Committee to account for the effects of Extraordinary Items.

        2.12 "Participant" shall mean an eligible employee, nonemployee director, consultant, independent contractor or agent of the Company or a Subsidiary to whom an award has been made pursuant to the Plan.

        2.13 "Retirement" shall mean any termination of employment or service by a Participant (other than by death or Disability) who is at least 55 years of age after at least 10 years of employment by or service to the Company and/or a Subsidiary.

        2.14 "SAR" shall mean a stock appreciation right granted pursuant to Article VIII as either a Free-Standing SAR or a Tandem SAR.

        2.15 "Subsidiary" shall mean any corporation (or partnership, joint venture or other enterprise) (i) of which the Company owns or controls, directly or indirectly, 20% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participations and voting power) or (ii) which the Company controls by contract or other means. "Control" means the power to direct or cause the direction of the management and policies of a corporation, partnership, joint venture or other enterprise.

        2.16 "Tandem SAR" shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be restricted stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered. A Tandem SAR shall terminate automatically upon the exercise of the option to which such Tandem SAR relates.

        2.17 "Termination of Service" shall mean the termination of a Participant's employment by or service to the Company or any Subsidiary. A Participant employed by or providing service to a Subsidiary shall also be deemed to incur a Termination of Service if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee, nonemployee director, consultant, independent contractor or agent of the Company or another Subsidiary.

        2.18 "Transfer" shall mean anticipation, alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms "Transferred" or "Transferable" shall have corresponding meanings.

ARTICLE III

ADMINISTRATION

        3.1    The Committee.    The Plan shall be administered by one or more committees (any such committee, the "Committee") of the Board. The Board shall have the sole discretion to appoint, add,

remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee. Unless otherwise provided by the Board: (i) with respect to any award under the Plan for which the Committee determines that it is necessary or desirable for the grant or issuance thereof to be exempt under Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act"), the Committee shall consist of two or more directors each of whom is permitted under that Rule to make grants or awards that are exempt from the operation of 1934 Act Section 16(b), and (ii) with respect to any award that is intended to qualify as "performance-based compensation" under Code Section 162(m)(4)(C), the Committee shall consist of two or more directors, each of whom is an "outside director" (as such term is defined in applicable regulations under Code Section 162(m)). With respect to any award that is not intended to satisfy the conditions of 1934 Act Rule 16b-3 or Code Section 162(m)(4)(C), the Committee may delegate all or any of its responsibilities hereunder to any directors or, except to the extent prohibited under applicable law, to any officers of the Company (any of whom also may be a Participant who has been granted or is eligible to be granted awards under the Plan), and in the context of such awards, references in the Plan to the "Committee" shall refer to both the Committee and, unless otherwise provided by the Committee, to any such delegates of the Committee.

        3.2    Authority.    The Committee shall have full power to select key employees, nonemployee directors, consultants, independent contractors and agents of the Company or a Subsidiary to whom awards are granted; to determine the size and types of awards and their terms and conditions; to construe and interpret the Plan; to establish and amend the rules for the Plan administration; and to make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Code Section 162(m) and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the restriction period applicable to any outstanding restricted stock award or restricted stock unit award shall lapse, (iii) all or a portion of the performance period applicable to any outstanding award shall lapse and (iv) the performance criteria applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level. All determinations of the Committee shall be final and conclusive on all persons, including the Company, its stockholders and Participants, and their estates and beneficiaries.

ARTICLE IV

RESERVED SHARES AND AWARD LIMITS

        4.1    Reserved Shares.    The number of shares of Common Stock available for awards under the Plan, including awards granted under the terms of the 1997 Plan, shall be the sum of the following amounts:

          (a)   twenty million (20,000,000) shares, subject to adjustment as provided in Article XIV;

          (b)   any shares of Common Stock subject to an award hereunder or under any prior stock incentive plan of the Company if there is a lapse, forfeiture, expiration or termination of any such award (except to the extent an option is forfeited due to the exercise of a related Tandem SAR or a Tandem SAR is forfeited due to the exercise of a related option);

          (c)   the number of shares of Common Stock exchanged by an optionee as full or partial payment to the Company of the exercise price under any stock option exercised under the Plan or any prior stock incentive plan of the Company;

          (d)   the number of shares of Common Stock retained by the Company pursuant to a Participant's tax withholding election or exchanged by a Participant to satisfy his or her tax withholding obligations as permitted by Section 16.6 hereof;

          (e)   any shares of Common Stock purchased by the Company with cash obtained upon the exercise of options granted under the Plan or any prior stock incentive plan of the Company and shares repurchased with tax savings resulting from deductibility exceeding reported compensation expense; and

          (f)    any shares of Common Stock reserved for issuance and not used under the Company's 1992 Long-Term Incentive Plan and the Times Mirror Company 1996 Management Incentive Plan.

        All of these shares may be either authorized but unissued or reacquired shares. Shares available for awards under the Plan pursuant to Sections 4.1(b) through 4.1(f) shall include both shares that become available pursuant to such sections on or after the effective date of the Plan and shares that have become available pursuant to such sections under the terms of the 1997 Plan prior to the effective date of the Plan.

        4.2    Award Limits.    Subject to adjustment as provided in Article XIV,

          (a)   the aggregate number of shares of Common Stock available under this Plan for Incentive Stock Options granted pursuant to Article VII shall not exceed eight million (8,000,000) shares;

          (b)   the aggregate number of shares of Common Stock available under this Plan for all stock awards granted pursuant to Article IX after the effective date of the Plan shall not exceed ten million (10,000,000) shares, plus 50% of the number of shares that become or have become available under the Plan pursuant to Sections 4.1(b) through 4.1(f);

          (c)   the maximum number of shares subject to stock options and SARs granted to any Participant during any five-year period during the term of the Plan shall not exceed two million (2,000,000) shares; and

          (d)   the maximum number of shares subject to stock awards granted pursuant to Article IX to any Participant in any five-year period and intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall not exceed 750,000 shares.

ARTICLE V

ELIGIBILITY

        All officers, other employees, nonemployee directors, consultants, independent contractors and agents of the Company and its Subsidiaries shall be eligible for participation in the Plan. Participation under the Plan from among those eligible shall be determined by the Committee.

ARTICLE VI

TYPES OF AWARDS

        Awards under the Plan may be granted in any one or a combination of (a) stock options, (b) stock appreciation rights in the form of Free-Standing SARs or Tandem SARs, (c) stock awards in the form of restricted stock awards, restricted stock unit awards or unrestricted stock awards and (d) annual management incentive plan bonuses.

ARTICLE VII

STOCK OPTIONS

        7.1    General Terms.    Stock options may be granted to Participants at any time as determined by the Committee. The Committee shall determine the number of shares subject to each option and whether the option is an Incentive Stock Option. The option price for each option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Common Stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no option shall be exercisable later than the tenth (10th) anniversary date of its grant. Options granted under the Plan shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine. The option price upon exercise of any option shall be payable to the Company in full by (a) cash payment or its equivalent; (b) tendering previously acquired shares having a Fair Market Value at the time of exercise equal to the option price; (c) certification of ownership of such previously acquired shares; (d) except as may be prohibited by applicable law, by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and withholding taxes due to the Company; or (e) such other methods of payment as the Committee at its discretion deems appropriate. For purposes of clauses (b) and (c), previously acquired shares must have been owned by the Participant for at least six months prior to exercise, to the extent such restriction is necessary to prevent the Company from reporting a compensation expense with respect to options granted under the Plan.

        7.2    Termination of Service by Death, Disability or Retirement.    If a Participant's employment by or service to the Company or a Subsidiary terminates by reason of death, Disability or Retirement, any stock option held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant or by the beneficiary or legal representative of the estate of a disabled or deceased Participant, for a period of five years (or such shorter period as the Committee may specify at grant) from the date of such death, Disability or Retirement or until the expiration of the stated term of such stock option, whichever period is the shorter.

        7.3    Other Termination of Service.    Subject to Article XIII, unless otherwise determined by the Committee at or after grant, if a Participant's employment by or service to the Company or a Subsidiary terminates for any reason other than death, Disability or Retirement, the stock option shall terminate at such time as provided in the award.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

        8.1    General Terms.    Stock appreciation rights ("SARs") may be granted to Participants at any time as determined by the Committee.

          (a)   Number of Shares and Type of SAR. The Committee shall determine the number of shares subject to each SAR and whether the SAR is a Tandem SAR or a Free-Standing SAR. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.

          (b)   Base Price of SAR. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date such SAR is granted.

          (c)   Exercise Period and Exercisability. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of the date such SAR is granted. SARs granted under the Plan shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine.

          (d)   Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of

  SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

        8.2    Termination of Service by Death, Disability or Retirement.    If a Participant's employment by or service to the Company or a Subsidiary terminates by reason of death, Disability or Retirement, any SAR held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant or by the beneficiary or legal representative of the estate of a disabled or deceased Participant, for a period of five years (or such shorter period as the Committee may specify at grant) from the date of such death, Disability or Retirement or until the expiration of the stated term of such SAR, whichever period is the shorter.

        8.3    Other Termination of Service.    Subject to Article XIII, unless otherwise determined by the Committee at or after grant, if a Participant's employment by or service to the Company or a Subsidiary terminates for any reason other than death, Disability or Retirement, the SAR shall terminate at such time as provided in the award.

ARTICLE IX

STOCK AWARDS

        9.1    Stock Awards.    The Committee may, in its discretion, grant stock awards to such eligible persons as may be selected by the Committee. A stock award shall specify whether the award is a restricted stock award, a restricted stock unit award or an unrestricted stock award.

        9.2    General Terms.    Stock awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

          (a)   Number of Shares and Other Terms. The number of shares of Common Stock subject to a restricted stock award, restricted stock unit award or unrestricted stock award and the performance goals (if any) and restriction period applicable to a restricted stock award or restricted stock unit award shall be determined by the Committee. Unrestricted stock awards shall not be subject to any performance goals or restriction periods.

          (b)   Vesting and Forfeiture. A restricted stock or restricted stock unit award shall provide, in the manner determined by the Committee, in its discretion and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified performance goals are satisfied or met during the specified restriction period, (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified restriction period or (iii) if both of the conditions described in clauses (i) and (ii) are satisfied or met during the specified restriction period, and for the forfeiture of all or a portion of the shares of Common Stock subject to such award (x) if specified performance goals are not satisfied or met during the specified restriction period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified restriction period. The performance criteria for any stock award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based solely on one or more Qualifying Performance Criteria (as defined in Article XI hereof) selected by the Committee and specified at the time the stock award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the number of shares vesting or payable as a result thereof, prior to the delivery of any shares that are intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m).

          (c)   Share Certificates. During the restriction period applicable to a restricted stock award, (i) the Company may elect to hold the shares of Common Stock subject to the award in book-entry form or (ii) a certificate or certificates representing a restricted stock award may be registered in the holder's name or a nominee name at the discretion of the Company and may bear a legend indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the restricted stock award. All certificates registered in the holder's name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the restricted stock award in the event such award is forfeited in whole or in part. Shares of Common Stock subject to a restricted stock unit award shall be issued or transferred to a Participant only when and to the extent such award becomes vested. Upon termination of any applicable restriction period (and the satisfaction or attainment of applicable performance goals) under a restricted stock award, upon the vesting of a restricted stock unit award, and upon the grant of an unrestricted stock award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 16.6, the Company shall either (A) provide for the registration in book-entry form, in the name of the holder of such award, of the requisite number of shares of Common Stock or (B) cause a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock to be delivered to the holder of such award. The Committee may, in its discretion and subject to such terms and conditions as the Committee may specify, (x) substitute cash for shares of Common Stock to be issued upon the vesting of a restricted stock unit award, based on the Fair Market Value of such shares and (y) provide or permit a Participant to elect for the delivery of shares or cash payable under any stock award to be deferred.

          (d)   Rights with Respect to Stock Awards. Unless otherwise set forth in a restricted stock award, and subject to the terms and conditions of the restricted stock award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made. A Participant shall have no rights with respect to the shares of Common Stock subject to a restricted stock unit award or an unrestricted stock award until such shares are issued to the Participant.

        9.3    Termination of Service.    Upon a Termination of Service by a Participant prior to the end of a restriction period, the following procedures shall apply as to any restricted stock or restricted stock unit awards held by such Participant, unless determined otherwise by the Committee in its sole discretion:

          (a)   Death, Disability or Retirement.    Following the death, Disability or Retirement of a Participant during an applicable restriction period and/or performance period, the restrictions applicable to any stock award shall lapse and such award shall become vested with respect to a pro-rata portion of such award. Such pro-rata portion shall be determined by the Committee in its discretion following any applicable performance period, or as soon as administratively practicable following the Participant's death, Disability or Retirement if the award is not subject to performance criteria, by multiplying (i) the number of additional shares which the Committee determines would have become earned and vested if the Participant had continued his or her employment or service with the Company or a Subsidiary through the last day of the applicable restriction period and/or performance period, times (ii) a ratio equal to the number of full months of the Participant's employment or service with the Company during the restriction period and/or performance period applicable to the vesting of such shares divided by the aggregate number of months in such restriction period and/or performance period.

          (b)   Other Termination of Service.    Subject to Article XIII, unless the Committee provides otherwise at or after grant, upon a Termination of Service for any reason other than death, Disability, or Retirement prior to the end of a restriction period and/or performance period, the right to any shares of Common Stock subject to any stock award shall be forfeited to the extent such award was not vested as of the date of such Termination of Service.

ARTICLE X

ANNUAL MANAGEMENT INCENTIVE PLAN

        10.1    General Terms.    The Committee may award annual management incentive plan bonuses to Participants upon achievement of such terms and conditions as the Committee determines appropriate. Annual management incentive plan bonuses shall consist of monetary payments earned in whole or in part if certain performance goals established by the Committee for a specified fiscal year are achieved during that year.

        10.2    Annual Management Incentive Plan Bonuses.    Each year the Committee shall set forth provisions regarding (a) the performance criteria and level of achievement related to these criteria upon which the amount of the award payment shall be based, (b) the timing of any payment earned by virtue of performance, (c) restrictions on the Transfer of the annual management incentive plan award prior to actual payment, (d) forfeiture provisions, and (e) such further terms and conditions, in each case not inconsistent with the Plan. The maximum amount payable to any Participant as an annual management incentive plan award intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall not exceed 0.2% of Operating Cash Flow for the applicable fiscal year.

        10.3    Performance Criteria.    The Committee shall establish the performance criteria and level of achievement related to these criteria upon which the amount of any award payment shall be based. Notwithstanding anything to the contrary herein, the performance criteria for any annual management incentive plan bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based solely on one or more Qualifying Performance Criteria (as defined in Article XI hereof) selected by the Committee and specified within the first 90 days of the performance period. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m).

        10.4    Timing of Payment.    The Committee shall determine the timing of payment of any annual management incentive plan bonus. As provided in Section 16.3, the Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for, the payment of any annual management incentive plan award to be deferred.

        10.5    Termination of Service.    Upon a Termination of Service for a Participant prior to the end of a fiscal year, the following procedures shall apply as to any annual management incentive plan bonus for such fiscal year, unless determined otherwise by the Committee in its sole discretion:

          (a)   Death, Disability or Retirement.    Following the death, Disability or Retirement of a Participant, the Participant shall be entitled to receive a pro-rata portion of any annual management incentive plan bonus amount payable based upon performance for such fiscal year. Such pro-rata portion shall be paid at such time as the other Participants receive bonuses and shall be determined by multiplying (i) the amount of the annual management incentive plan bonus that the Committee determines would have been payable to the Participant for the fiscal year, times (ii) a ratio equal to the number of full months of the Participant's employment by or service to the Company during the fiscal year divided by 12.

          (b)   Other Termination of Service.    Subject to Article XIII, unless the Committee provides otherwise, upon a Termination of Service for any reason other than death, Disability, or Retirement prior to the end of a fiscal year, the right to receive any annual management incentive plan bonus for that fiscal year shall be forfeited.

        10.6    Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals, the amount to be paid as an annual management incentive plan bonus may be adjusted by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned upon satisfaction of any performance goal by any Participant who is a "covered employee" within the meaning of Code Section 162(m).

ARTICLE XI

QUALIFYING PERFORMANCE CRITERIA

        To the extent any award is intended to satisfy the requirements of "performance-based compensation" under Code Section 162(m), such award may be based on one or more of the following qualifying performance criteria selected by the Committee: (a) shareholder value added, (b) cash flow or Operating Cash Flow, (c) earnings per share, (d) earnings before interest, taxes, depreciation and amortization, (e) return on equity, (f) return on capital, (g) return on assets or net assets, (h) revenue growth, (i) income or net income, (j) cost control, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin, (n) return on operating revenue, (o) market share or circulation, (p) customer satisfaction survey results, (q) employee satisfaction survey results, (r) employee retention and (s) goals relating to acquisitions or divestitures, all as determined by the Committee. Performance may be measured on a Corporate, Group, business unit or consolidated basis and may be measured absolutely or relative to the Company's peers. The Committee may adjust the performance goals to account for the effects of Extraordinary Items.

ARTICLE XII

NONTRANSFERABILITY

        Except as otherwise provided by the Committee at or after grant, no awards granted under the Plan may be Transferred, other than by will or by the laws of descent and distribution. Further, all stock options and SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, at the discretion of the Committee, a Nonqualified Stock Option may be transferable by the Participant solely to members of the Participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

ARTICLE XIII

CHANGE IN CONTROL

        Upon a change in control of the Company all outstanding stock options and SARs shall become exercisable, the restriction period applicable to any outstanding restricted stock award or restricted stock unit award shall lapse, the performance period applicable to any outstanding award shall lapse, and the performance goals applicable to any outstanding award shall be deemed to be satisfied at the maximum level. For purposes hereof, a "change in control" of the Company shall mean:

          (a)   the acquisition, other than from the Company, by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), excluding for this purpose the Company, the Robert R. McCormick Tribune Foundation, the Cantigny Foundation and any employee benefit plan (or related trust) sponsored or maintained by the Company or its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

          (b)   individuals who, as of May 12, 2004, constitute the Board of Directors of the Company (as of May 12, 2004, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election, by the stockholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the members of the Board, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be considered as though such person were a member of the Incumbent Board; or

          (c)   consummation of a reorganization, merger or consolidation involving the Company, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, 50% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the reorganized, merged or consolidated company, or a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

        If any amounts payable to a Participant pursuant to the Plan are deemed to be "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code, the Committee may provide in the award that the Company shall pay to such Participant in addition to any amounts payable pursuant to the Plan an amount which—after all federal, state and local taxes imposed on the Participant with respect to such amount are subtracted therefrom—is equal to the excise taxes imposed on such excess parachute payment pursuant to Section 4999 of the Code.

ARTICLE XIV

ADJUSTMENT PROVISIONS

        14.1   If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock) or make a distribution of cash or property which has a substantial impact on the value of issued Common Stock, the total number of shares of Common Stock available for awards under the Plan, the number of shares which may be made subject to Incentive Stock Options, the maximum number of shares available for stock awards, the maximum number of securities with respect to which options or SARs, or a combination thereof, or stock awards may be granted during any period to any Participant, the maximum amount payable to any Participant as an annual management incentive plan award, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding stock award, and the performance criteria applicable to each outstanding award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

        14.2   In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), subject to the provisions of the Plan and any limitation applicable to the award:

          (a)   any Participant to whom a stock option or SAR has been granted shall have the right thereafter and during the term of the stock option or SAR, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the stock option or SAR, or portion thereof, as the case may be, immediately prior to the Acquisition; and

          (b)   except as otherwise provided in Article XIII, any Participant to whom restricted stock unit awards have been awarded shall have the right thereafter and during the term of the award, upon fulfillment of the terms of the award, to receive on the date or dates set forth in the award, the Acquisition Consideration receivable upon the Acquisition by a holder of the number of shares of Common Stock which are covered by the Award.

        The term "Acquisition Consideration" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of an Acquisition.

        14.3   Notwithstanding any other provision of the Plan, the Committee may authorize the issuance, continuation or assumption of awards or provide for other equitable adjustments after changes in the Common Stock resulting from any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence upon such terms and conditions as it may deem equitable and appropriate.

        14.4   In the event that another corporation or business entity is being acquired by the Company, and the Company assumes outstanding employee stock options and/or stock appreciation rights, the aggregate number of shares of Common Stock available for awards under the Plan shall be increased accordingly.

ARTICLE XV

AMENDMENT AND TERMINATION

        The terms and conditions applicable to any award granted under the Plan may be amended or modified by mutual agreement between the Company and the Participant or such other persons as may then have an interest therein. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, except as may be required under applicable law, regulation or stock exchange rule, no such action shall reduce the amount of any existing award or change the terms and conditions thereof in a manner that is adverse to a Participant without the Participant's consent. No amendment of the Plan shall be made without stockholder approval if such amendment increases the number of shares of Common Stock reserved under the Plan or the maximum number of shares which may be awarded to any Participant in any period specified in the Plan or if stockholder approval is otherwise required by law or regulation or stock exchange rule.

ARTICLE XVI

GENERAL PROVISIONS

        16.1    Successor.    All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        16.2    Unfunded Status of Plan.    This Plan is intended to be unfunded. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

        16.3    Deferral of Awards.    The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms or pursuant to such programs as the Committee may determine in its sole discretion. Amounts deferred pursuant to this Section 16.3 may be payable in cash or shares of Common Stock as determined by the Committee in its sole discretion, without regard to the form in which such award would have been paid had it not been deferred.

        16.4    No Right to Employment or Other Service.    Neither this Plan nor the grant of any award hereunder shall give any Participant or other person any right with respect to continuance of employment by or service to the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which any person is employed or engaged to terminate his or her employment or service at any time.

        16.5    No Assignment of Benefits.    No award under the Plan shall, except as otherwise specifically provided hereunder, in such award or by law, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

        16.6    Taxes.    The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any award if any such tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of any withholding taxes arising in connection with the exercise of a nonqualified stock option or SAR or the vesting or receipt of shares relating to a stock award, by electing (i) to have the Company withhold shares having a Fair Market Value equal to the amount to be withheld or (ii) to deliver shares previously owned having a Fair Market Value equal to the amount to be withheld.

        16.7    No Repricing of Awards.    Notwithstanding anything in this Plan to the contrary and subject to Article XIV, the exercise price or base price, as the case may be, of any award granted hereunder shall not be reduced after the date of grant of such award, and no award granted hereunder shall be canceled for the purpose of regranting a new award at a lower exercise price or base price, as the case may be, without the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at a meeting in which the reduction of such exercise price or base price, or the cancellation and regranting of an award, as the case may be, is considered for approval.

        16.8    Governing Law.    The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (without regard to applicable Delaware principles of conflict of laws).

ARTICLE XVII

EFFECTIVE DATE AND STOCKHOLDER APPROVALS

        The Plan was adopted by the Board of Directors on December 10, 1996, to be effective December 29, 1996, subject to stockholder approval. The stockholders of the Company approved the Plan on May 6, 1997. On May 7, 2002, the stockholders reapproved the performance criteria under the Plan for purposes of Section 162(m) of the Internal Revenue Code. This Plan, as amended and restated herein, shall be submitted to the stockholders of the Company for approval at the 2004 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such meeting, shall become effective on the date of such approval. This Plan shall terminate as of the tenth anniversary of such approval, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. In the event that this Plan is not approved by the stockholders of the Company, this Plan, as amended and restated, shall be null and void, and the Plan as in effect immediately prior to such amendment and restatement shall remain in effect.

TRIBUNE
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8936
EDISON, NJ 08818-8936

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed
24-hours a day, seven days a week until 11:59 p.m. EST, May 11, 2004.

Your vote is important. Please vote immediately.

Vote-by-Internet 1. Log on to the Internet and go to http://www.eproxyvote.com/trb	OR	Vote-by-Telephone 1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

FOLD AND DETACH HERE
☒	Please mark votes as in this example.	3074

This proxy is solicited on behalf of the Board of Directors.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

1.	Election of Directors.	FOR ☐	WITHHELD ☐	01 Jeffrey Chandler 02 William A. Osborn 03 Kathryn C. Turner	2.	Ratification of independent public accountants.	FOR ☐	AGAINST ☐	ABSTAIN ☐
					3.	Approval of amendments to the Tribune Company 1997 Incentive Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
					4.	With discretionary power in the transaction of such other business as may properly come before the meeting.
☐
For, except vote withheld from the following nominee(s):
						If you plan to attend the annual meeting, please check this box.			☐
						Mark here for address change and note at left (for non-employees only).			☐
Signature	Date:	Signature	Date:
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, etc., please give full title.

TRIBUNE

Dear Shareholder:

        We encourage you to vote your shares electronically either by telephone or on the Internet. Doing so will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically.

        Any registered stockholder (non-employees) may elect to receive next year's proxy materials electronically at any time during the year by enrolling at http://www.econsent.com/trb.

PLEASE RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE

FOLD AND DETACH HERE
P R O X Y	TRIBUNE COMPANY	PROXY CARD AND VOTING INSTRUCTIONS
Proxy For Annual Meeting of Shareholders to be Held May 12, 2004

I hereby appoint Dennis J. FitzSimons and Crane H. Kenney, or either of them, as proxies to vote all the shares of Tribune Company common stock that I may be entitled to vote at the Annual Meeting of Shareholders to be held on May 12, 2004, or at any adjournment thereof, as specified on the reverse side of this proxy card with respect to:
1.	the election of directors—the nominees are Jeffrey Chandler, William A. Osborn and Kathryn C. Turner—to serve until the 2007 Annual Meeting (to withhold authority to vote for any individual nominee, write his or her name in the space provided on the reverse side of this card);
2.	the ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants;
3.	the approval of amendments to the Tribune Company 1997 Incentive Compensation Plan; and
4.	with discretionary power in the transaction of such other business as may properly come before the meeting.

To vote by telephone or on the Internet, please see the reverse side of this proxy card. To vote by mail, please complete, sign and date this proxy card on the reverse side and mail promptly in the enclosed envelope. Tribune's Board of Directors recommends a vote FOR the election of the nominees listed and FOR proposals 2 and 3.

As described in the proxy statement, if there are shares of Tribune Company common stock allocated to you in Tribune's employee benefit plans, the instructions you give on this proxy card or by telephone or on the Internet will be used as instructions to the trustee or nominee of the plans to vote all of your shares in the plans at the annual meeting and any adjournment thereof. Your instructions will also be used to authorize the trustee or nominee to vote in its judgment on such other business as may properly come before the meeting and any adjournment thereof.
SEE REVERSE SIDE	(Continued and to be dated and signed on reverse side.)	SEE REVERSE SIDE

QuickLinks

TABLE OF CONTENTS
PROXY STATEMENT
ABOUT THE MEETING
STOCK OWNERSHIP
CORPORATE GOVERNANCE
BOARD OF DIRECTORS
PROPOSALS TO BE VOTED UPON
AUDIT COMMITTEE
EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
OTHER MATTERS
TRIBUNE COMPANY INCENTIVE COMPENSATION PLAN (As Amended and Restated, Effective May 12, 2004)